LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of September 29, 2011, by and between EMERIPARK SC LLC, a Delaware limited liability company (“Emeripark”), EMERI-SKY SC LLC, a Delaware limited liability company (“Emeri-Sky”), EMERIVILL SC LLC, a Delaware limited liability company (“Emerivill”), and HERITAGE HILLS RETIREMENT, INC., a North Carolina corporation (“Heritage Hills,” and, collectively with Emeripark, Emeri-Sky, Emerivill, and their respective successors and assigns, collectively, “Borrowers”), and FIRST COMMERCIAL BANK, a division of Synovus Bank, a Georgia state banking corporation  and successor by merger to First Commercial Bank, an Alabama state banking corporation (together with its successors and assigns, “Lender”).

RECITALS

A.           Borrower has requested that Lender make loans to Borrower in the principal sum of $25,000,000 (“Loan A”) and up to $4,600,000 (“Loan B” and, collectively with the Loan A, the “Loans”).

B.           Lender has agreed to make the Loans on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

1.1           As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

“Accounts” has the meaning given to that term in the Security Instruments.

“Actual Management Fees” means actual management fees paid or incurred in connection with operation of the Facilities.

“Advance” means an advance of Loan B to be made in accordance with the provisions of Schedule 1 attached hereto.

“Affiliate” means, with respect to any Person, (a) each Person that controls, is controlled by or is under common control with such Person, (b) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the stock of such Person, and (c) each of such Person’s officers, directors, members, joint venturers and partners.

“ALF” means assisted living facility.

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“Assignments of Licenses” means collectively, four (4) separate Assignment of Licenses, Permits and Contracts of even date herewith by each Borrower to and for the benefit of Lender.

“Assignments of Rents and Leases” means collectively, four (4) separate Assignment of Rents and Leases of even date herewith by each Borrower to and for the benefit of Lender.

“Assumed Management Fees” means assumed management fees of five percent (5%) of net patient revenues of the Facilities (after Medicaid and Medicare contractual adjustments) on a combined basis.

“Authorized Signer” means any signer of this Agreement, acting alone, or any other representative of Borrowers duly designated and authorized by any Authorized Signer to sign draw requests in a writing addressed to Lender, which writing may include a draw request in the form attached hereto as Schedule 2.

“Budget” means the breakdown of hard costs and soft costs for the construction of the Renovation Improvements, as the same may be revised from time to time with the written approval of Lender.

“Business Day” means a day, other than Saturday or Sunday and legal holidays, when Lender is open for business.

“Closing Date” means the date on which all or any part of the Loans are first disbursed by Lender to or for the benefit of Borrowers.

“Commitment Letter” means the commitment letter issued by Lender to Borrower dated August 19, 2011.

“Construction Consultant” means a person or firm appointed or designated by Lender from time to time to inspect the progress of the construction of the Renovation Improvements and the conformity of construction with the Plans and Specifications and the Budget, and to perform such other acts and duties for such other purposes as Lender may from time to time deem appropriate or as may be required by the terms of this Agreement.

“Debt Service Coverage Ratio” means a ratio in which the first number is the sum of “net pre-tax income” from usual operations of the Facilities on a combined basis, as set forth in the financial statements provided to Lender, calculated based upon the preceding twelve (12) months, plus interest expense on the Loans or Facility lease expense to the extent deducted in determining net income and non-cash expenses or allowances for depreciation and amortization of the Facilities for such period, Less either Actual Management Fees paid or incurred in connection with the operations of the Facilities or Assumed Management Fees (based upon the covenant to which this definition of Debt Service Coverage Ratio relates) for such period, and the second number is the sum of the principal amounts due (even if not paid) on the Loans (but which shall not include that portion associated with any balloon payment of the Loans) for the applicable period plus the interest due on the Loans for the applicable period.  In

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calculating “net pre-tax income,” Extraordinary Income and Extraordinary Expenses shall be excluded.

“Deed of Trust” means that certain Deed of Trust and Security Agreement of even date herewith from Heritage Hills in favor of or for the benefit of Lender, encumbering the real estate located in Hendersonville County, North Carolina which is more particularly described in Exhibit “A-4” hereto, and upon which the Heritage Hills Facility is located.

“Default” means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

“Default Rate” has the meaning given to that term in the Notes.

“Environmental Permit” means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Land and/or the Improvements.

“Equipment” has the meaning given to that term in the Security Instruments.

“Event of Default” means any “Event of Default” as defined in Article VII hereof.

“Extraordinary Income and Extraordinary Expenses” means material items of a character significantly different from the typical or customary business activities of Borrowers which would not be expected to recur frequently and which would not be considered as recurring factors in any evaluation of the ordinary operating processes of Borrowers’ business, and which would be treated as extraordinary income or extraordinary expenses under GAAP.

“Exhibit” means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

“Facility” or Facilities” means, individually or collectively, as the context may require, the following senior housing facilities, as they may now or hereafter exist, together with any other general or specialized care facilities, if any (including any memory care unit, subacute nursing and/or assisted living facility), now or hereafter operated on the respective parcels comprising  the Land:

•
Emeritus at Skylyn Place, a community residential care facility owned by Emeri-Sky, with a total of 169 ALF beds, licensed as a MCF with a maximum of 20 Alzheimer’s residents, and 116 ILF units, located in Spartanburg, South Carolina;

•	Emeritus at Skylyn Health Care Center, a skilled nursing facility owned by Emeri-Sky, with a total of 44 licensed beds, located in Spartanburg, South Carolina;

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•
Emeritus at Countryside Village, a community residential care facility owned by Emerivill, with a total of 85 licensed resident beds, licensed as a MCF with a 16 bed Alzheimer’s unit, and 75 ILF units, located in Easley, South Carolina;

•	Emeritus at Countryside Health Care Center, a skilled nursing facility owned by Emeri-Park, with a total of 44 licensed beds, located in Easley, South Carolina;

•	Countryside Park, a community residential care facility owned by Emerivill, with a total of 66 ALF licensed beds, located in Easley, South Carolina; and

•	Heritage Hills, a 100-unit ILF facility owned by Heritage Hills located in Hendersonville, North Carolina.

“GAAP” means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

“General Contactor” means the general contractor(s) for the Renovation Improvements to be selected by the Borrowers prior to the commencement of construction of the Renovation Improvements and who shall be subject to the reasonable approval of Lender.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

“Guarantor” means Emeritus Corporation, a Washington corporation, in its capacity as the Guarantor of the Loans pursuant to the Guaranty.

“Guaranty Agreement” means that certain Payment and Performance Guaranty of even date herewith from Guarantor to and for the benefit of Lender.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on the Land and/or the Improvements is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Hazardous Materials Law.

“Hazardous Materials Laws” means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Borrowers or to the Land and/or the Improvements.  Hazardous Materials Laws include, but are not limited to, the

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Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, and their state analogs.

“ILF” means independent living facility.

“Improvements” means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatuses which are or shall be attached to the Land or said buildings, structures or improvements.

“Indebtedness” means any (a) obligations for borrowed money, (b) obligations, payment for which is being deferred by more than ninety (90) days, representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade and in the ordinary course of Borrowers’ business, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from the Accounts and/or property now or hereafter owned or acquired, and (d) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

“Inventory” has the meaning given to that term in the Security Instruments.

“Land” means, collectively, those parcels of land described in Exhibits “A-1, A-2, A-3, and A-4” attached hereto and made a part hereof.

“Leases” has the meaning given to that term in the Security Instruments.

“Lien” means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

“Loan A” means a loan in the original principal sum of $25,000,000 made by Lender to Borrowers as of the date hereof.

“Loan B” means a loan in the Loan B Loan Amount to be Advanced by Lender to Borrower in accordance with the provisions of Schedule 1 attached hereto in order to finance the construction of the Renovation Improvements.

“Loan B Loan Amount” means the lesser of  (i) $4,600,000, (ii) 70% of the total construction cost under the Lender approved Budget for the Renovation Improvements, or (iii) a  loan to value ratio of not more than seventy-five percent (75%), determined on a combined basis

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of Loan A and Loan B, to be determined by Lender based upon the prospective value of the Facilities following the Renovation Improvements (taking into account the economics of the additions to capacity and Medicare certification), based upon an appraisal acceptable to Lender.

“Loan Documents” means, collectively, the Commitment Letter, this Agreement, the Notes, the Security Instruments, the Assignments of Licenses, the Guaranty Agreement, the Entrance Fee Refund Escrow and Security Agreement, and the Manager’s Subordination Agreements, together with any and all other documents executed by Borrower or others, evidencing, securing or otherwise relating to the Loans.

“Loan Obligations” means the aggregate of all principal and interest owing from time to time under the Notes and all expenses, charges and other amounts from time to time owing under the Notes, this Agreement or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

“Managed Care Plans” means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

“Management Agreements” mean the following Management Agreements obligating the applicable Manager to operate and manage the following Facilities:

Management Agreement dated March 26, 2007 between Emeri-Sky and Emeritus Corporation for Emeritus at Skylyn Place and Emeritus at Skylyn Health Care Center.

Management Agreement dated February 18, 2007, as amended as of March 26, 2007, between Emerivill and Emeritus Corporation for Emeritus at Countryside Village.

Management Agreement dated February 18, 2007, as amended as of March 26, 2007, between Emerivill and Emericare, Inc. for Countryside Health Care Center.

Management Agreement dated March 26, 2007 between Emeripark and Emeritus Corporation for Emeritus at Countryside Park.

“Managers” means, as applicable, either Emeritus Corporation or Emericare, Inc., as applicable, and any successor manager(s) of one ore more of the Facilities approved by Lender in writing, in its capacity as manager under the Management Agreements.

“Maturity Date” means October 1, 2014, unless the same is extended to October 1, 2016 in accordance with the terms and conditions of the Notes.

“MCF” means memory care facility.

“Medicaid” means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or

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disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder.

“Medicare” means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the regulations promulgated thereunder.

“Mortgages” means those certain Mortgage and Security Agreements of even date herewith from EmeriPark, Emeri-Sky, and Emerivill in favor of or for the benefit of Lender, encumbering the real estate located in Spartanburg and Pickens Counties, South Carolina,  which is more particularly described in Exhibits “A-1, A-2, and A-3” hereto, and upon which the Emeritus at Skylyn Place, Emeritus at Skylyn Health Care Center, Emeritus at Countryside Village, Emeritus at Countryside Health Care Center and Countryside Park Facilities are located.

“Mortgaged Property” has the meaning given to that term in the Security Instruments.

“Note A” means the Promissory Note of even date herewith in the principal amount of the “Loan A” jointly and severally payable by Borrowers to the order of Lender.

“Note B” means the Promissory Note of even date herewith in the principal amount of the “Loan B” jointly and severally payable by Borrowers to the order of Lender.

“Notes” means, collectively, Note A and Note B.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.  The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“O&M Program” means a written program of operations and maintenance established or approved in writing by Lender relating to any Hazardous Materials in, on or under the Land and/or the Improvements.

“Permits” means all licenses, permits and certificates used or necessary in connection with the construction, ownership, operation, use or occupancy of the Mortgaged Properties and/or the Facilities, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.

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“Permitted Encumbrances” has the meaning given to that term in Section 5.2 hereof.

“Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Plans and Specifications” means the plans and specifications for the Renovation Improvements which are to be provided by the Borrowers prior to the commencement of construction of the Renovation Improvements and which are subject to the review and approval of Lender and the Construction Consultant.

“Proceeds” has the meaning given to that term in the Security Instruments.

“Reimbursement Contracts” means all third-party reimbursement contracts relating to the Facilities which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, Managed Care Plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing.

“Renovation Improvements” shall mean, collectively, the following:  (a) as to Emeritus at Skylyn Health Care Center, the construction of a 16 bed SNF addition and interior improvements and so that, following the same, Emeritus at Skylyn Health Care Center will have a total of 60 SNF beds for which Borrowers will seek Medicaid and Medicare certification as to all 60 SNF beds; and (b) the conversion of 8 MCF units at Emeritus at Countryside Village to 16 SNF beds at Emeritus at Countryside Health Care Center and interior improvements and so that, following the same, Emeritus at Countryside Health Care Center will have a total 60 SNF beds licensed capacity for which Borrowers will seek Medicaid and Medicare certification as to all 60 SNF beds and Emeritus at Countryside Village will have a total of 75 ILF units and 39 ALF units with Medicaid certification for all 39 ALF units; and (c) other renovations/cosmetic improvements to the remaining Facilities as set forth in a schedule of Renovation Improvements to be approved by Lender as hereafter provided.

“Rents” has the meaning given to that term in the Security Instruments.

“Requirements of Law” means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

“Security Instruments” means, collectively, the Mortgages, the Deed of Trust, and the Assignments of Rents and Leases.

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“Single Purpose Entity” means a Person which owns no interest or property other than a Mortgaged Property or interests in a Borrower.

“SNF” means skilled nursing facility.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Subordination Agreements” means those certain Subordination of Management Agreements of even date herewith by and among each Borrower, the applicable Manager, and Lender, as to such Borrower’s facility.

1.2           Singular vs. Plural.  Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

1.3           UCC.  Each term contained in this Agreement and defined in the Uniform Commercial Code (the “UCC”) in effect from time to time in the state in which the applicable Mortgaged Property is located shall have the meaning given to such term in the UCC, unless the context otherwise indicates, and shall include, without limitation, the meaning set forth in this Agreement.

1.4           GAAP.  All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise specified.

1.5           References.  All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor. All references herein to “Medicaid” and “Medicare” shall be deemed to include any successor program thereto.

ARTICLE II

TERMS OF THE LOANS

2.1           The Loans.  Borrowers have agreed to borrow the Loans from Lender, and Lender has agreed to make the Loans to Borrower, subject to Borrower’s compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loans.  Subject to the terms and conditions herein set forth, Loan B will be advanced in incremental Advances which will not exceed, in the aggregate, the Loan B Loan Amount

2.2           Security for the Loans. The Loans will be evidenced, secured and guaranteed by the Loan Documents.

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2.3           Loan B Advances.

(a)           Conditions Precedent to Loan B Advances.  As a condition to any Advances of Loan B, Borrowers must submit to Lender, for Lender's review and approval, typical construction related items for the Renovation Improvements, including, without limitation: Budget(s); Plans and Specifications; building permits; a fixed-price or guaranteed maximum cost construction contract with the approved General Contractor, builder's risk and general liability and worker's compensation insurance, payment and performance bonds, and such other items as Lender may require (collectively, the "Construction Related Items"), together with any certificate of need or other license required for the construction and operation of the additional SNF beds to be built/converted at Emeritus at Skylyn Health Care Center and Emeritus at Countryside Health Care Center.  Lender will retain, at Borrower's cost, the Construction Consultant to prepare a third party review of all items relating to the Renovation Improvements, and to approve each request for an Advance of Loan B as hereafter set forth.

(b)           Resizing.  In the event that either (1) Lender has not received and approved the Construction Related Items for the Renovation Improvements by March 15, 2012, or (2) Borrowers have failed to commence construction of the Renovation Improvements based upon the Lender approved Plans and Specifications by September 15, 2012, then, in either of such events, Borrowers and Guarantor shall be required to resize the Loans, either by making a principal payment of the Loans or by a permanent reduction in the commitment amount of Loan B, so that the Facilities Loan-to-value ratio does not exceed eighty percent  (80%), as such Loan-to-value ratio shall be determined by Lender in Lender's sole discretion.

(c)           Purpose; Reallocation.  Loan B shall be advanced by Lender in accordance with the terms of this Agreement to pay those expenses related to the Renovation Improvements that are described in the Budget, but not, in the aggregate with respect to any line item set forth in the Budget, in excess of the Loan B Amount to be disbursed for such line item.  Borrowers will receive each Advance in trust for the purpose of paying only those costs for which the Advance is made and will utilize the funds advanced for no other purpose.  With the prior approval of Lender, any cost savings, actual or estimated, affecting any approved line item within the Budget, other than the interest reserve, may be reallocated by Borrower to any other line item within the Budget.  Upon completion of the Renovations Improvements and the payment of all costs in connection therewith, any undisbursed proceeds of Loan B shall be allocated to an interest reserve (if applicable) or to such other line item as Lender shall approve.  Each disbursement from a contingency reserve shall be subject to approval by Lender as to the amount and purpose for which such disbursement will be used, such approval not to be unreasonably withheld.

(d)           Draw Requests.  Advances of Loan B shall be made not more frequently than monthly based on draw requests signed by an Authorized Signer in the form attached hereto as Schedule 2 or in another form approved by Lender.  Each draw request for hard costs shall be set forth on AIA Forms G702 and G703 or another form approved by Lender, and shall be reviewed by the Construction Consultant.  Draw requests for hard costs shall show the percentage of completion of construction and shall set forth in trade breakdown form and in such detail as may be required by Lender the amounts expended and/or costs incurred for work done

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and materials incorporated in the Improvements.  Retainage will be withheld and released in accordance with the terms of Schedule 1.  Each draw request shall be supported by such information and documentation (such as paid receipts, invoices, statements of accounts, lien releases, etc.) as Lender may require to assure that amounts requested are to be used to reimburse Borrower for costs previously paid by Borrower or to pay costs incurred by Borrower that are to be paid from proceeds of Loan B, as set forth in the Budget.  Unless requested by Lender in any instance, Borrower will not be required to provide individual invoices, but will supply an accounts payable list in support of a draw request.

(e)           Additional Terms Regarding Advances.  Advances of Loan B shall also be subject to the terms and conditions set forth in Schedule 1.

(f)           Liability of Lender. In no event shall Lender be responsible or liable to any Person other than Borrower for the disbursement of or failure to disburse Loan B proceeds or any part thereof and neither the General Contractor, Construction Consultant nor any subcontractor, laborer or material supplier shall have any right or claim against Lender under this Agreement or the other Loan Documents.

ARTICLE III

BORROWERS’ REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, and to make the Loans to Borrowers, Borrowers represent and warrant to Lender as follows:

3.1           Existence, Power and Qualification.  Emeripark, Emeri-Sky, and Emerivill are each duly organized and validly existing limited liability companies, have the power to own their respective properties and to carry on their businesses as are now being conducted, and are duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by them or in which the transaction of their business makes their qualification necessary. Heritage Hills is a duly organized and validly existing corporation, has the power to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary

3.2           Power and Authority.  Each Borrower has full power and authority to borrow the indebtedness evidenced by the Notes and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary limited liability company and corporate action.  All consents, approvals authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrowers have been obtained or made.

3.3           Single Purpose Entity.  Each Borrower is a Single Purpose Entity.

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3.4           Pending Matters.

(a)           Operations; Financial Condition.  No action or investigation is pending or, to the best of Borrowers’ knowledge, threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Borrowers or any lower reimbursement rate under the Reimbursement Contracts.  No Borrower is in violation of any agreement, the violation of which might reasonably be expected to have a material adverse effect on its business or assets, and no Borrower is in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which it is subject.

(b)           Land and Improvements.  There are no proceedings pending, or, to the best of each Borrower’s knowledge, threatened, to acquire through the exercise of any power of condemnation, eminent domain or similar proceeding any part of the Land, the Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use of the Land or the operation of the Facilities in any manner.  None of the Improvements is subject to any unrepaired casualty or other damage.

3.5           Financial Statements Accurate.  All financial statements heretofore or hereafter provided by Borrowers are and will be true and complete in all material respects as of their respective dates and fairly present the financial condition of Borrowers, and there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements.  The financial statements of Borrowers have been prepared in accordance with GAAP.  There has been no material adverse change in the financial condition, operations, or prospects of Borrowers since the dates of such statements except as fully disclosed in writing with the delivery of such statements.  All financial statements of the operations of the Facilities heretofore or hereafter provided to Lender are and will be true and complete in all material respects as of their respective dates.

3.6           Compliance with Facility Laws.  The Facilities are duly licensed at the bed/unit capacities set forth in the Definition of such “Facility” in Section 1.1 above under the applicable laws of the state where the respective Facility is located and are currently operated as an ILF, MCF, ALF, or SNF as set forth in the Definition of such “Facility” in Section 1.1 above.

Each Borrower or its Manager is the lawful owner of all Permits for its respective Facility, including, without limitation, the Certificate of Need, if applicable, which (a) are in full force and effect, (b) constitute all of the permits, licenses and certificates required for the use, operation and occupancy thereof, (c) have not been pledged as collateral for any other loan or Indebtedness, (d) are held free from any restriction or any encumbrance which would materially adversely affect the use or operation of the Facilities and (e) are not provisional, probationary or restricted in any way.  Borrowers and Managers as well as the operation of the Facilities are in compliance in all material respects with the applicable provisions of all laws, rules, regulations and published interpretations to which the Facilities are subject.  No waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum foot requirements per bed/unit) are required for the Facilities to operate at the foregoing licensed bed/unit capacity.  All Reimbursement Contracts are in full force and effect with respect to the Facilities, and

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Borrowers and Managers are in good standing with all the respective agencies governing such applicable Facility licenses, program certification and Reimbursement Contracts.  Borrowers and Managers are current in the payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts.  Borrowers will maintain the Certificate of Need, if applicable, and/or any required Permits in full force and effect.  In the event Lender acquires the Facilities through foreclosure or otherwise, neither Lender nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a Certificate of Need prior to applying for and receiving a license to operate the Facilities and certification to receive Medicare and Medicaid payments (and its successor programs) for patients having coverage thereunder provided that no service or bed/unit complement is changed.

3.7           Maintain Bed/Unit Capacity.  Neither Borrowers nor Managers have granted to any third party the right to reduce the number of licensed beds in the Facilities (except for the conversion of MCF beds to SNF beds as part of the Renovation Improvements at Countryside Health Care Center) or to apply for approval to transfer the right to any or all of the licensed Facility beds/units to any other location.

3.8           Medicaid Compliance.  Each Facility containing ALF units is in compliance with all requirements for participation Medicaid, including without limitation, the Medicaid Patient Protection Act of 1987.  Each Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and each Facility containing ALF units has a current provider agreement which is in full force and effect under Medicaid for all ALF units.

3.9           Third Party Payors.  There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting any Borrower, either Manager or any of the Facilities or any participation or provider agreement with any third-party payor, including Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the “Third-Party Payors’ Programs”) with respect to the Facilities to which any Borrower or a Manager presently is subject.  All Medicare (if any), Medicaid (if any) and private insurance cost reports and financial reports submitted by Borrowers or Managers with respect to the Facilities are and will be materially accurate and complete and have not been and will not be misleading in any material respects.

3.10           Governmental Proceedings and Notices.  Neither Borrowers nor Managers nor any of the Facilities is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received from any federal, state or local government or quasi-governmental body or agency or any administrative or investigative body that would, directly or indirectly, or with the passage of time:

(a)           have a material adverse impact on a Borrower’s or a Manager’s ability to accept and/or retain residents at the Facilities or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible residents at the Facilities;

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(b)           modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the Permits; or

(c)           affect a Borrower’s continued participation in the Medicare or Medicaid programs or any other Third-Party Payors’ Programs applicable to the Facilities, or any successor programs thereto, at current rate certifications.

3.11           Physical Plant Standards.  The Facilities and the use thereof comply in all material respects with all applicable local, state and federal building codes, fire codes, health care, nursing/assisted living/senior housing facility (as applicable) and other similar regulatory requirements (the “Physical Plant Standards”), and no waivers of Physical Plant Standards exist at the Facilities.

3.12           Pledge of Receivables.  No Borrower has pledged its Accounts as collateral security for any loan or Indebtedness other than the Loans.

3.13           Payment of Taxes and Property Impositions.  Each Borrower has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the payment of, all taxes and assessments which are shown pursuant to such returns or are required to be shown thereon, including, without limitation, provider taxes which are due and owing as of the date hereof.  All such returns are complete and accurate in all respects.  Each Borrower has paid or made adequate provision for the payment of all applicable water and sewer charges, ground rents (if applicable) and Taxes (as defined in the Security Instruments) with respect to its Land and/or the Improvements which are due and owing as of the date hereof.

3.14           Title to Mortgaged Properties.  Each Borrower has good and marketable title to its Mortgaged Property, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Encumbrances which do not materially interfere with its security intended to be provided by the Security Instruments or the current use or operation of the Land and the Improvements or the current ability of the Facilities to generate net operating income sufficient to service the Loans.  All Improvements situated on the Land are situated wholly within the boundaries of the Land.

3.15           Priority of Security Instruments.  The Security Instruments constitute valid first liens against the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only Permitted Encumbrances which do not and will not materially and adversely affect (a) the ability of Borrowers to pay in full the principal of and interest on the Notes when due, (b) the security (and its value) intended to be provided by the Security Instruments or (c) the current use of the Land and the Improvements.

3.16           Location of Chief Executive Offices.  The location of Borrowers’ chief executive office is set forth on Exhibit “B” hereto.  Borrowers have no place(s) of business other than the locations of the Facilities listed on Exhibit “B”.

3.17           Disclosure.  All information furnished or to be furnished by Borrowers to Lender in connection with the Loans or any of the Loan Documents is, or will be at the time the same is

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furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender with true and accurate knowledge of the subject matter.

3.18           Trade Names.  Neither Borrowers nor the Facilities, which operate under the trade names “Skylyn Place,” “Countryside Village,” “Countryside Park,” and “Heritage Hills,” has changed its name, been known by any other name, or been a party to a merger, reorganization or similar transaction within the last five (5) years.  The following Borrower has owned the following Facility for the following years:

Emeripark:	Countryside Park since March 26, 2007.

Emeri-Sky:	Skylyn Place since March 26, 2007.

Emerivill:	Countryside Village since March 26, 2007.

Heritage Hills:	Heritage Hills since February 2, 1996.

3.19           ERISA.  As of the date hereof and throughout the term of this Agreement,

(a)           No Borrower is an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA, and none of the assets of any Borrower constitute “plan assets” (within the meaning of Department of Labor Regulation Section 2510.3-101) of one or more such plans, and

(b)           No Borrower is a “governmental plan” within the meaning of Section 3(32) of ERISA, and transactions by or with Borrower are not be subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

(c)           The execution and delivery of the Loan Documents and the borrowing of indebtedness hereunder do not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.20           Ownership.  The ownership interests of the Persons comprising each Borrower and each of the respective interests in each Borrower are correctly and accurately set forth on Exhibit “C” hereto.

3.21           Compliance With Applicable Laws.  Each Facility and its operations and the Land and Improvements comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes and there are no waivers of any building codes currently in existence for any Facility.

3.22           Solvency.  Each Borrower is solvent for purposes of 11 U.S.C. § 548, and the borrowing of the Loans will not render any Borrower insolvent for purposes of 11 U.S.C. § 548.

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3.23           Management Agreements.  The Management Agreements are in full force and effect, and there are no defaults (either monetarily or non-monetarily) by Manager or any Borrower thereunder.

3.24           Other Indebtedness.  No Borrower has outstanding Indebtedness, secured or unsecured, direct or contingent (including any guaranties), other than indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating its Mortgaged Property; no other debt incurred by Borrowers after the date hereof will be secured (senior, subordinate or pari passu) by the Mortgaged Properties; provided, however, that purchase money financing for equipment used in the ordinary course of business shall be permitted up to a maximum of $50,000 per Facility.

3.25           Other Obligations.  No Borrower has a material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which a Borrower is a party or by which a Borrower or the Mortgaged Properties is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Mortgaged Properties and other than obligations under the Security Instruments and the other Loan Documents.

3.26           Fraudulent Conveyances.  No Borrower (a) has entered into this Agreement or any of the other Loan Documents with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, be greater than such Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and mature.  No Borrower’s assets constitute and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  No Borrower intends to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

3.27           No Change in Facts or Circumstances.  All information in any application for the Loans submitted to Lender (the “Loan Application”) and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loans Application are complete and accurate in all material respects.  There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

3.28           Fraud and Abuse.

(a)           Anti-Kickback Law.  After consultation with counsel concerning the federal anti-kickback law (42 U.S.C.A. SEC. 1320a-7b(b)), neither any Borrower nor its agent have offered or given any remuneration or thing of value to any person to encourage referral to the Facilities nor has any Borrower or its agent solicited or received any remuneration or thing of

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value in exchange for any Borrower’s agreement to make referrals or to purchase goods or services for the Facilities.

(b)           Relationships.  No physician or other healthcare practitioner has an ownership interest in, or financial relationship with, any Borrower, either Manager, or the Facilities.

(c)           Required Adjustments.  All cost report periods for all Facility payors have been closed and settled, and all required adjustments have been fully paid and/or implemented.

3.29           No Illegal Activity as Source of Funds.  No portion of the Mortgaged Properties has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.

3.30           Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.  Neither any Borrower nor Guarantor nor either Manager (i) is currently identified on OFAC List, or (ii) is a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.  Each Borrower, Guarantor and each Manager has implemented procedures, and will consistently apply those procedures throughout the term of the Loans, to ensure the foregoing representations and warranties remain true and correct during the term of the Loans.

3.31           Fraud and Abuse Compliance Program.  Each Borrower has adopted and is adhering to a compliance program meeting the guidelines published by the Office of the Inspector General on March 16, 2000, at 65 Fed. Reg. 14289, as supplemented by 73 Fed. Reg. 190 (September 30, 2008).  Borrowers’ designated compliance officer is Budgie Amparo.

ARTICLE IV

AFFIRMATIVE COVENANTS OF BORROWERS

Borrowers agree with and covenant unto Lender that until the Loan Obligations have been paid in full, Borrowers shall:

4.1           Payment of Loans/Performance of Loan Obligations.  Duly and punctually pay or cause to be paid the principal and interest of the Notes in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

4.2           Maintenance of Existence.  Maintain their existences as a limited liability company or corporation (as applicable) in good standing under the laws of the jurisdiction of its organization or formation, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain good standing and qualification to do business.

4.3           Maintenance of Single Purpose Status.  Maintain their existence as a Single Purpose Entities.

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4.4           Accrual and Payment of Taxes.  During each fiscal year, make accurate provision for the payment in full of all current tax liabilities of all kinds including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, provider taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts), Taxes (as defined in the Security Instruments), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

4.5           Insurance.  Maintain, at their expense, the following insurance coverages and policies with respect to the Mortgaged Properties and the Facilities, which coverages and policies must be acceptable to Lender’s insurance consultant in its sole discretion:

(a)           Comprehensive “all risk” or “special” perils cause of loss insurance, including coverage for windstorms and hail, in an amount equal to 100% of the full replacement cost of each Facility, which replacement cost shall be determined by the “Insurable Value” or “Cost Approach to Value” reflected in the most recent Lender approved appraisal for such Facility, without deduction for depreciation.  Such insurance shall also include (i) agreed insurance amount endorsement waiving all co-insurance provisions, and (ii) an “Ordinance or Law Coverage” endorsement if the Facilities or the use thereof shall constitute a legal non-conforming structure or use.

(b)           Commercial general liability insurance against claims involving non-residents for sexual harassment, abuse of residents and/or patients, personal injury, bodily injury, death or property damage, in or about the Facilities to be on a so-called “occurrence” basis for at least $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate with a $500,000.00 self-insured retention.

(c)           Professional liability insurance against claims involving residents for personal injury, bodily injury or death, in or about a Facility, to be on a claims made basis with a maximum aggregate limit for all claims under all insurance agreements of $5,000,000 per occurrence and $5,000,000 aggregate with self insured retention of $1,000,000 and an aggregate self insured retention of $2,000,000.

(d)           Business interruption income insurance for each Facility in an amount equal to 100% of the net income plus carrying costs and extraordinary expenses of the Facilities for a period of twelve (12) months as projected by Lender, containing a 365-day extended period of indemnity endorsement.

(e)           Flood Hazard insurance if any portion of the improvements is located in a federally designated “special flood hazard area” and in which flood insurance is available.  In lieu thereof, Lender will accept proof, satisfactory to it in its sole discretion, that the improvements are not within the boundaries of a designated area.

(f)           Workers’ compensation insurance, if applicable and required by state law, subject to applicable state statutory limits, and employer’s liability insurance with a limit of $1,000,000.00 per accident and per disease per employee with respect to each Facility.

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(g)           Comprehensive boiler and machinery insurance, including property damage coverage and time element coverage in an amount equal to 100% of the full replacement cost, without deduction for depreciation, of a Facility housing the machinery, if steam boilers, pipes, turbines, engines or any other pressure vessels are in operation with respect to a Facility.  Such insurance coverage shall include a “joint loss” clause if such coverage is provided by an insurance carrier other than that which provides the comprehensive “all risk” insurance described above.

(h)           During the period of any construction and/or renovation of capital improvements with respect to a Facility or any new construction at a Facility, builder’s risk insurance for any improvements under construction and/or renovation, including, without limitation, costs of demolition and increased cost of construction or renovation, in an amount equal to the amount of the general contract plus the value of any existing trust note for improvements and materials stored on or off the Property, including “soft cost” coverage.

(i)           If any Facility is located in a seismically active area or an area prone to geologic instability and mine subsidence, Lender may require an inspection by a qualified structural or geological engineer satisfactory to Lender, and at Borrowers’ expense.  Each Facility must be structurally and geologically sound and capable of withstanding normal seismic activity or geological movement.  Lender reserves the right to require earthquake insurance or Maximum Probable Loss insurance on a case by case basis in amounts determined by Lender.

(j)           Such other insurance coverage as may be required by Lender at any time during the Loan term in its reasonable discretion.

All insurance policies shall have a term of not less than one (1) year and shall be in the form and amount and with deductibles as, from time to time, shall be acceptable to Lender in its reasonable discretion.  All such policies shall provide for loss payable solely to Lender and shall contain a standard “non-contributory mortgagee” endorsement or its equivalent relating, among other things, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (i) occupancy or use of the Facilities for purposes more hazardous than those permitted by the terms of such policy, (ii) any foreclosure or other action taken by Lender pursuant to the Security Instruments upon the occurrence of an Event of Default thereunder, or (iii) any change in title or ownership of any of the Facilities.

All insurance policies must be written by a carrier licensed in the State in which such Facilities are located and such insurance carrier must have a long-term senior debt rating of at least “A” by Standard and Poor’s Rating Service; provided, that if the initial principal balance of the Loans are in excess of $25,000,000.00, such insurance carrier must have a long-term senior debt rating of at least “AA” by Standard & Poor’s Rating Service.

All liability insurance policies (including, but not limited to, general liability, professional liability and any applicable blanket and/or umbrella policies) must name “First Commercial Bank and its successors and/or assigns” as additional insureds, and all property insurance policies must name “First Commercial Bank and its successors and/or assigns” as the named mortgage holder entitled to all insurance proceeds.  Lender shall have the right, without Borrower’s consent, by notice to the insurance company, to change the additional insured and

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named mortgagee endorsements in connection with any sale of the Loans. Notwithstanding anything contained herein, Borrower shall be entitled to all insurance proceeds covered by and disbursed under the above-referenced comprehensive all risk insurance policy provided such proceeds do not exceed $25,000.00 per occurrence.  All insurance policies for the above-required insurance must provide for thirty (30) days prior written notice of cancellation to Lender.

Policies or binders, together with evidence of the above required insurance on ACORD Form 27 or its equivalent, must be submitted to Lender prior to setting the interest rate on the Loans.  With respect to insurance policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, Borrowers shall pay such amount, except to the extent Lender is escrowing sums therefor pursuant to the Loan Documents.  Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lender of such payment, which premiums shall not be paid by Borrowers through or by any financing arrangement, shall be delivered by Borrowers to Lender at the address set forth in Section 8.7 hereof and in Exhibit “E” hereto.  Borrowers shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 4.5.  If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or Borrowers shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

If Borrowers fail to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement, Lender may, at its option, procure such insurance and Borrowers shall pay or, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Loan Obligations.

The insurance required by this Agreement may, at the option of Borrowers, be effected by blanket and/or umbrella policies issued to Borrower or to an Affiliate of Borrowers covering the Facilities and the properties of such Affiliate; provided that, in each case, the policies otherwise comply with the provisions of this Agreement and allocate to the Facilities, from time to time, the coverage specified by this Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein.  If the insurance required by this Agreement shall be effected by any such blanket or umbrella policies, Borrowers shall furnish to Lender original policies or certified copies thereof, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Facilities.

Neither Lender nor its agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Agreement; it being understood that (a) Borrowers shall look solely to the insurance company for the recovery of such loss or damage, (b) such insurance company shall have no rights of subrogation against Lender, its agents or employees, and (c) Borrowers shall use their best efforts to procure from such

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insurance company a waiver of subrogation rights against Lender.  If, however, such insurance policies do not provide for a waiver of subrogation rights against Lender (whether because such a waiver is unavailable or otherwise), then Borrowers hereby agree, to the extent permitted by law and to the extent not prohibited by such insurance policies, to waive its rights of recovery, if any, against Lender, its agents and employees, whether resulting from any damage to the Facilities, any liability claim in connection with the Facilities or otherwise.  If any such insurance policy shall prohibit Borrower from waiving such claims, then Borrowers must obtain from such insurance company a waiver of subrogation rights against Lender.

Borrowers appoint Lender as Borrowers’ attorney-in-fact, which appointment shall be deemed irrevocable and coupled with an interest, to cause the issuance of an endorsement of any insurance policy to bring Borrower into compliance herewith and, as limited above, at Lender’s sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; provided, however, that in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

4.6           Proceeds of Insurance or Condemnation.  If, after damage to or destruction of or condemnation of any of the Mortgaged Properties (or any part thereof), the net Proceeds of insurance or condemnation (after payment of Lender’s reasonable costs and expenses in connection with the administration thereof) are:

(a)           less than Five Hundred Thousand Dollars ($500,000), Lender shall deliver such proceeds to Borrowers to be applied within thirty (30) days thereafter to the repair, restoration and replacement by Borrowers of the Improvements, Equipment and Inventory damaged, destroyed or taken,

or

(b)           Five Hundred Thousand Dollars ($500,000) or more and Lender agrees, in its reasonable discretion, to make such net Proceeds available to Borrowers, Lender shall make such net Proceeds available to Borrowers on the following terms:

(i)           The aggregate amount of all such Proceeds shall not exceed the aggregate amount of all such Loan Obligations;

(ii)           At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such Proceeds, there shall exist no Default or Event of Default;

(iii)           The Improvements, Equipment, and Inventory to which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility in all material respects with a value equal to or greater than that which existed prior to such loss or damage and such restoration shall be capable of being completed prior to the earlier to occur of (i) the expiration of business interruption insurance as determined by an independent inspector or (ii) the Maturity Date;

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(iv)           Within thirty (30) days from the date of such loss or damage Borrowers shall have given Lender a written notice electing to have the Proceeds applied for such purpose;

(v)           Within sixty (60) days following the date of notice under the preceding subparagraph (iv) and prior to any Proceeds being disbursed to Borrowers, Borrowers shall have provided to Lender all of the following:

(A)           complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by (iii) above,

(B)           if loss or damage exceeds Fifty Thousand Dollars ($50,000), fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

(C)           builder’s risk insurance for the full cost of construction with Lender named under a standard mortgagee loss-payable clause,

(D)           such additional funds as in Lender’s reasonable opinion are necessary to complete such repair, restoration and replacement, and

(E)           copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

(vi)           Lender may, at Borrowers’ expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of Proceeds as work progresses;

(vii)           No portion of such Proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory to which a loss or damage has occurred unless the same are covered by such insurance;

(viii)           Borrowers shall diligently pursue such work and shall complete such work prior to the earlier to occur of the expiration of business interruption insurance or the Maturity Date;

(ix)           Each disbursement by Lender of such Proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by Borrowers and, if required by Lender, its architect and general contractor with appropriate invoices and lien waivers as required by Lender; and

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(x)           Lender shall have a first lien on and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such Proceeds, and Borrowers shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest.

In the event and to the extent that such Proceeds are Five Hundred Thousand Dollars ($500,000.00) or more and are not required to be used for the repair, restoration and replacement of the Improvements, Equipment and Inventory to which a loss or damage has occurred, or, if the conditions set forth herein for such application are otherwise not satisfied, then Lender shall be entitled without notice to or consent from Borrowers to apply such Proceeds, or the balance thereof, at Lender’s option either (a) to the full or partial payment or prepayment of the Loan Obligations (without premium) in the manner aforesaid or (b) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory to which a loss or damage has occurred.  Any excess Proceeds after such application by Lender shall be paid to Borrowers.

4.7           Financial and Other Information.  Provide Lender, and cause Guarantor and its Manager to provide to Lender, at its address set forth in Section 8.7 the following financial statements and information on a continuing basis during the term of the Loans:

(a)           Within ninety (90) days after the end of each fiscal year of Guarantor, copies of Guarantor's 10-K Reports filed with the United States Securities and Exchange Commission; and, within forty-five (45) days after the end of each fiscal quarter of the Guarantor, copies of the Guarantor's 10-Q Reports filed with the United States Securities and Exchange Commission.

(b)           Within ninety (90) days after the end of each fiscal year of the Borrowers and the Facilities (if different from the Borrowers), unaudited financial statements of the operations of the Facilities, prepared in accordance with generally accepted accounting principles consistently applied, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct by a financial officer of Borrower.

(c)           Within forty-five (45) days after the end of each fiscal quarter of the Facilities, unaudited interim financial statements of the Facilities, certified as true and correct in all material respects by a financial officer of Borrowers, prepared in accordance with generally accepted accounting principles consistently applied, which statements shall include a balance sheet, statement of income and expenses for the quarter then ended.

(d)           Within forty-five (45) days after the end of each fiscal quarter of Borrowers, a statement of the number of bed/unit days available and the actual patient/resident days incurred for such quarter, together with quarterly census information of the Facilities as of the end of such quarter in sufficient detail to show patient/resident mix (i.e., private, Medicare, Medicaid, and VA) on a daily average basis for such year through the end of such quarter, certified by a financial officer of the applicable Manager to be true and correct.

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(e)           If requested by Lender, within thirty (30) days after the filing deadline, as may be extended from time to time, copies of all federal, state and local tax returns of Borrowers and Guarantor, together with all supporting documentation and required schedules.

(f)           If requested by Lender, copies of all Medicaid and/or Medicare cost reports and any amendments thereto filed with respect to each Facility, if any, and all responses, audit reports or inquiries with respect to such cost reports.

(g)           Within ten (10) days after receipt, copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto).

(h)           Within forty-five (45) days of each quarter in which the same is received by the Borrowers, a copy of the “Medicaid Rate Calculation Worksheet” (or the equivalent thereof) from the applicable agency.

(i)           Within forty-five (45) days of each quarter in which the same is received by Borrowers, a statement of the number of patient days for which a Facility has received the Medicare default rate for any applicable period.  For purposes herein, “default rate” shall have the meaning ascribed to it in that certain applicable Medicare rate notification letter prepared in connection with any review or survey of the Facilities.

(j)           Within three (3) days after receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies, including but not limited to Medicaid and/or Medicare certification, if applicable, that the Facilities' license is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend the Facilities' license or certification.

(k)           If requested by Lender, evidence of payment by Borrowers or Guarantor/Managers of any applicable provider bed taxes or similar taxes, which Borrowers or Guarantor/Managers agree to pay.

(l)           Within ninety (90) days after the end of each of Borrower’s fiscal years, and more frequently, if requested by Lender, an aged accounts receivable report for each Facility in sufficient detail to show amounts due from each class of patient/resident]mix (i.e., private, Medicare, Medicaid, and VA) by the account age classifications of 30 days, 60 days, 90 days, 120 days and over 120 days.

Lender reserves the right to require that the annual and/or quarterly financial statements of Borrowers be audited and prepared by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender, at its sole cost and expense, if (i) an Event of Default exists, or (ii) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of Borrower.

Lender further reserves the right to require such other financial information of Borrowers, Guarantor, Managers, and/or the Facilities, at such other times (including monthly or more frequently) as it shall deem necessary.  All financial statements must be in the form and detail as Lender shall from time to time request.

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4.8           Compliance Certificate.  At the time of furnishing the quarterly operating statements required under Section 4.7 herein, furnish to Lender a compliance certificate in the form attached hereto as Exhibit “E” executed by a financial officer of Borrowers.

4.9           Books and Records.  Keep and maintain at all times at the Facilities or Managers’ offices, and upon Lender’s request make available at the Facilities, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Facilities, and copies of all written contracts, leases (if any), and other instruments which affect the Mortgaged Properties, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Lender (upon reasonable advance notice, which for such purposes only may be given orally, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required); provided, however, that if an Event of Default has occurred and is continuing, Borrowers shall deliver to Lender upon written demand all books, records, contracts, leases (if any) and other instruments relating to the Facilities or its operation and Borrower authorizes Lender to obtain a credit report on Borrowers at any time.

4.10           Payment of Indebtedness.  Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by Borrowers in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrowers has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established in sufficient amounts as determined by Lender in its sole commercially reasonable discretion.

4.11           Records of Accounts.  Maintain all records, including records pertaining to the Accounts of Borrower, at the principal places of business of Borrower as set forth in this Agreement.

4.12           Conduct of Business.  Conduct, or cause Manager to conduct, the operation of the Facilities at all times in a manner consistent with the level of operation of the Facilities as of the date hereof, including without limitation, the following:

(a)           to maintain the standard of care for the residents of the Facilities at all times at a level necessary to ensure quality care for the residents of the Facilities in accordance with customary and prudent industry standards;

(b)           to operate the Facilities in a prudent manner and in compliance with applicable laws and regulations relating thereto and cause all Permits, Reimbursement Contracts (if any), and any other agreements necessary for the use and operation of the Facilities or, if applicable, as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs (if any) to remain in effect without reduction in the number of licensed beds authorized for use in the Medicaid, Medicare, or other applicable reimbursement programs;

(c)           to maintain sufficient Inventory and Equipment of types and quantities at the Facilities to enable Borrowers to perform operations of the Facilities adequately;

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(d)           to keep all Improvements and Equipment located on or used or useful in connection with the Facilities in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition;

(e)           to maintain sufficient cash in the operating accounts of the Facilities in order to satisfy the working capital needs of the Facilities; and

(f)           to keep all required Permits current and in full force and effect.

4.13           Periodic Surveys.  Furnish or cause Managers to furnish to Lender, within twenty (20) days of receipt, a copy of any Medicare, Medicaid, or other licensing agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facilities to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facilities, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any Reimbursement Contract for existing residents or for new residents to be admitted with Medicaid or Medicare coverage, by the date required for cure by such agency (plus extensions granted by such agency).

4.14           Debt Service Coverage Requirements.

(a)           Achieve and maintain compliance with the following Debt Service Coverage Ratios, after Assumed Management Fees, for the following periods:

Quarter ending December 31, 2011 and each quarter thereafter through September 30, 2013	1.10 to 1.0 (based on interest only payments due under the Notes for such period)
Quarter ending December 31, 2013 and each quarter thereafter through September 30, 2014	1.30 to 1.0 (based on interest only payments due under the Notes for such period)
Quarter ending December 31, 2014 and each quarter thereafter until the Loans are paid in full	1.30 to 1.0 (based on principal and interest payments due under the Notes for such period)
(b)           Achieve and maintain compliance with a Debt Service Coverage Ratio, after Actual Management Fees, of not less than 1.0 to 1.0, for the quarter ending December 31, 2011, and for each quarter thereafter until the Loans are paid in full.

(c)           If Borrowers fail to achieve or provide evidence of achievement of the Debt Service Coverage Ratio requirements of paragraphs (a) and/or (b) above (the “DSC Requirements”), upon fifteen (15) days written notice to Borrowers, Borrowers will deposit with Lender additional cash or other liquid collateral in an amount which, when added to the first number of the calculation of the noncompliant Debt Service Coverage Ratio, would have resulted in the DSC Requirement having been satisfied.  If the DSC Requirement is not achieved,

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based solely on Facility generated cash flow and not counting any additional collateral posted by Borrowers pursuant to the preceding sentence, after two (2) consecutive quarters, on the third consecutive quarter, if Borrowers again fail to achieve or provide evidence of the achievement of the DSC Requirements, upon fifteen (15) days written notice to Borrowers, Borrowers must increase the cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the foregoing sentence) on deposit with Lender pursuant to this paragraph (c) to an amount which, if the same had been applied on the first day of the first quarter for which such noncompliance of the DSC Requirement occurred, is sufficient to reduce the outstanding principal indebtedness of the Loan Obligations, and would have resulted in the noncomplying DSC Requirement having been satisfied, and Borrowers agree promptly to provide such additional cash or other liquid collateral.  Such additional Collateral shall constitute and will be held by the Lender in a standard custodial account, and shall constitute additional collateral for the Loan Obligations and an “Account” as defined in this Agreement, and, upon the occurrence of an Event of Default, may be applied by the Lender, in such order and manner as the Lender may elect, to the reduction of the Loan Obligations.  Borrowers shall not be entitled to any interest earned on such additional Collateral.  Provided that there is no outstanding Default or Event of Default, such additional Collateral which has not been applied to the Loan Obligations will be released by the Lender at such time as Borrowers provide the Lender with evidence that the DSC Requirements outlined above have been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.14) as of the end of each of two (2) consecutive quarters..

4.15           Occupancy Requirements.   As to each Facility, achieve and maintain the following average annual occupancy levels, in each case based on the number of beds/units available at that Facility (the “Occupancy Requirement”):

Type of Facility:
For ILF, ALF, and MCF units, tested in the aggregate, per Facility	80% or greater
SNF beds	75% or greater
The Occupancy Requirement will be tested quarterly, commencing with the quarter ending December 31, 2011, based upon the preceding 12 months of operations.  Failure to achieve and maintain the required Occupancy Requirement for any given quarter shall not constitute an Event of Default for a period of one year and one day (the “Cure Period”) as long as the Borrowers have, within 30 days following the date that the Occupancy Requirement is not met, provided Lender with a $2,500 penalty payment and a written plan of action to restore occupancy by the end of the Cure Period.

4.16           Capital Expenditures.  At all times that the Loans are outstanding, maintain, and/or cause Managers to maintain, the Facilities in good condition and repair.  In the event that the Loans are extended beyond the Original Term for the Extension Term as set forth in the Notes, then, for each year of the Extension Term, Borrowers shall maintain, and/or cause Managers to maintain, the Facilities in good condition and make minimum capital expenditures for the Facilities in each fiscal year, in an amount equal to the greater of $350 per unit or the

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amount specified in an engineer’s report to be obtained by Lender (or the appropriate prorated amount for any partial fiscal year), (which capital expenditures may include ordinary repairs and routine maintenance), and, within forty-five (45) days after the end of each fiscal year, provide evidence thereof satisfactory to Lender.  In the event that Borrowers shall fail to meet such requirement or to provide such evidence, Borrowers shall, upon Lender’s written request, immediately establish and maintain a capital expenditures reserve fund with Lender equal to the difference between the required amount per unit and the amount per unit actually spent by Borrowers.  Borrowers grant to Lender a lien on and a right of setoff against all moneys in the capital expenditures reserve fund, and Borrowers shall not permit any other Lien to exist upon such fund.  Moneys on deposit in such capital expenditures reserve fund will be disbursed to Borrowers monthly upon Lender’s receipt of satisfactory evidence that Borrowers have caused to be made the required capital expenditures.  Upon a Borrower’s or a Manager’s failure to adequately maintain the Facilities in good condition, Lender may, but shall not be obligated to, make such capital expenditures and may apply the moneys in the capital expenditures reserve fund for such purpose.  To the extent there are insufficient moneys in such capital expenditures reserve fund for such purposes, all funds advanced by Lender to make such capital expenditures shall constitute a portion of the Loan Obligations, shall be secured by the Security Instruments and shall accrue interest at the Default Rate until paid.  Upon the occurrence of an Event of Default, Lender may apply any moneys in the capital expenditures reserve fund to the Loan Obligations, in such order and manner as Lender may elect.  For any partial fiscal year during which the Loans are outstanding, the required expenditure amount shall be prorated by multiplying the required amount per unit amount by a fraction, the numerator of which is the number of days during such year for which all or part of the Loans are outstanding and the denominator of which is the number of days in such year.  During the term of the Loans, Lender may, from time to time, engage a professional building inspector to conduct an inspection of the Facilities.  If the inspector’s report indicates that repairs or replacements are necessary over and above the $350 per unit requirement in this Section 4.16, then Lender shall require a non-interest bearing repair escrow fund to ensure completion of such necessary repairs or replacements.  The amount of any such repair escrow fund shall be one hundred twenty-five percent (125%) of the estimated cost of repairs as determined by such inspector and Lender.  Lender also shall require an agreement satisfactory to Lender, in its commercially reasonable discretion, which will provide for completion of the repairs and the disbursement of the escrow funds.  All commercially reasonable fees and costs associated with the inspection, report and subsequent inspections (if required) shall be paid by Borrowers.

4.17           Management Agreements.  Maintain the Management Agreements in full force and effect and timely perform all of Borrowers’ obligations thereunder and enforce performance of all obligations of Managers thereunder and not permit the termination, amendment or assignment of any of the Management Agreements unless the prior written consent of Lender is first obtained, which consent may be in the sole and absolute discretion of Lender.  Borrowers will enter into and cause Managers to enter into the Subordination of Management Agreements.  Borrowers will not enter into any other management agreement without Lender’s prior written consent, which consent may be in the sole and absolute discretion of Lender.

4.18           Updated Appraisals.  For so long as the Loans remain outstanding, if any Event of Default shall occur hereunder, or if, in Lender’s judgment, a material depreciation in the value

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of the Land and/or the Improvements shall have occurred, then in any such event, Lender, may cause the Land and Improvements to be appraised by an appraiser selected by Lender, and in accordance with Lender’s appraisal guidelines and procedures then in effect, and Borrowers agree to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Land and Improvements and the Facilities.  Borrowers agree to pay all reasonable costs incurred by Lender in connection with such appraisal which costs shall be secured by the Security Instruments and shall accrue interest at the Default Rate until paid.

4.19           Comply with Covenants and Laws.  Comply, in all material respects, with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Facilities and the Land and Improvements in compliance with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations promulgated thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, Medicaid and Medicare laws and keep the Permits for the Facilities in full force and effect.

4.20           Taxes and Other Charges.  Subject to Borrowers’ right to contest the same as set forth in the Security Instruments, pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against real or personal property of the Borrowers, except Liens to the extent permitted by this Agreement.

4.21           Commitment Letter.  Provide all items and pay all amounts required by the Commitment Letter. If any term of the Commitment Letter shall conflict with the terms of this Agreement, this Agreement shall govern and control.  As to any matter contained in the Commitment Letter, and as to which no mention is made in this Agreement or the other Loan Documents, the Commitment Letter shall continue to be in effect and shall survive the execution of this Agreement and all other Loan Documents.

4.22           Certificate.  Upon Lender’s written request, furnish Lender with a certificate stating that Borrowers have complied with and are in compliance with all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate.

4.23           Entrance Fee Refund Reserve Escrow.  Pursuant to the Entrance Fee Reserve Escrow Agreement, establish and maintain with Lender a reserve fund in the amount of $200,000.00 for entrance fee refund liability on Heritage Hills (the “Entrance Fee Refund Reserve”).  Provided that no Default or Event of Default has occurred, the Entrance Fee Refund Reserve will be reduced to $100,000 when Heritage Hills' entrance fee refund liability has been reduced to $500,000 or less and Borrowers have provided evidence of same.  Provided that no default or Event of Default has occurred under the Loan Documents, the Entrance Fee Refund Reserve will be reduced to $0 when Heritage Hills' entrance fee refund liability has been reduced to $200,000 or less and Borrowers have provided evidence of same.

4.24           Notice of Fees or Penalties.  Immediately notify Lender, upon Borrowers’ knowledge thereof, of the assessment by any state or, if applicable, any Medicare, Medicaid,

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health or licensing agency of any fines or penalties against Borrowers, Managers, or the Facilities.

4.25           Loan Closing Certification.  Immediately notify Lender in writing, in the event any representation or warranty contained in that certain Loan Closing Certification of even date herewith, executed by Borrowers for the benefit of Lender, becomes untrue or there shall have been any material adverse change in any such representation or warranty.

4.26           Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrowers shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect.  Upon Lender's request from time to time during the term of the Loans, Borrowers shall certify in writing to Lender that Borrower's representations, warranties and obligations under Sections 3.29 and 3.30 and this Section 4.28 remain true and correct and have not been breached.  Borrowers shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrowers have a reasonable basis to believe that they may no longer be true or have been breached.  In connection with such an event, Borrowers shall comply with all Requirements of Law and directives of Governmental Authorities and, at Lender's request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event.  Borrowers shall also reimburse Lender any expense incurred by Lender in evaluating the effect of such an event on the Loans and Lender's interest in the collateral for the Loans, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

4.27           Renovation Improvements.  In regards to the Renovation Improvements, Borrowers shall:

(a)           Construction/Completion of Renovation Improvements.  Cause the Renovation Improvements to be constructed a good and workmanlike manner and shall cause the same to be completed in by not later than September 15, 2013 and substantially in accordance with the Plans and Specifications.  No work associated with the construction of the Renovation Improvements shall be commenced by Borrowers unless and until the Construction Related Items have been approved by Lender, by all Governmental Authorities having or claiming jurisdiction over the Land and Improvements, by the beneficiary of any applicable restrictive covenant whose approval is required, and by any other party whose approval is required under applicable agreements, and unless and until all building, construction and other permits necessary or required in connection with the construction of the Renovation Improvements have been validly issued and all fees, bonds and any other security required in connection therewith have been paid or posted.

(b)           Deposits to Balance Loan B.  If at any time Lender shall determine that (a) the proceeds of Loan B remaining to be advanced for any line item within the Budget, are not or will not be sufficient to pay, in a timely manner, the amount of such line item remaining to be paid, and (b) the deficiency cannot be remedied by a reallocation of budgeted amounts, then

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Borrowers shall deposit with Lender, within ten (10) days from the effective date of a notice from Lender requesting such deposit, funds in an amount equal to the deficiency.  Such funds shall be held by Lender in a deposit account for the benefit of the Borrowers, which shall be an interest-bearing account, with all accrued interest to become part of Borrowers’ deposit.  Borrowers agree that they shall include all interest and earnings on any such deposit as their income, and shall be the owner of all funds on deposit in the account for federal and applicable state and local tax purposes.  Lender shall have the exclusive right to manage and control all funds in the account, but Lender shall have no fiduciary duty with respect to such funds.  Advances of the deposited funds will be made from time to time for the payment of deficient line item amounts, prior to the Advance of proceeds of Loan B for such amounts.  Advances of the deposited funds will be subject to the terms of this Agreement regarding advances of Loan B.  Any account fees and charges may be deducted from the balance, if any, in the account.  Borrowers grant to Lender a security interest in the deposit account and all such deposited funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Loan Obligations.  Such security interest shall be governed by the Uniform Commercial Code, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder.  The deposit account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender.  Borrowers hereby constitute and appoint Lender and any officer or agent of Lender their true and lawful attorneys-in-fact with full power of substitution to open the deposit account and to do any and every act that Borrowers might do on their own behalf to fulfill the terms of this paragraph.  To the extent permitted by requirements of law, Borrowers hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof.  It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

(c)           Compliance with Laws; Encroachments. The Renovation Improvements shall be constructed in accordance with all applicable (whether present or future) requirements of laws.  The Renovation Improvements shall be constructed entirely on the Land and shall not encroach upon any easement or right-of-way, or upon the land of others.  Construction of the Renovation Improvements shall occur wholly within all applicable building restriction lines and set-backs, however established, and shall be in strict compliance with all applicable use or other restrictions and the provisions of any prior agreements, declarations, covenants and all applicable zoning and subdivision ordinances and regulations.

(d)           Inspections; Cooperation. Borrowers shall permit representatives of Lender and the Construction Consultant to enter upon the Land, to inspect the Renovation Improvements and any and all materials to be used in connection with the construction of the Renovation Improvements, to inspect and to examine all detailed plans and shop drawings and similar materials as well as all books and records and books of Borrowers (regardless of where maintained) and all supporting vouchers and data and to make copies and extract therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Renovation Improvements with representatives of Borrowers.  Borrowers shall at all times cooperate and cause the General Contractor and each and every one of its subcontractors and material suppliers to cooperate with the representatives of Lender and the Construction Consultant in connection with or in aid of the performance of Lender’s functions under this Agreement.  Except in the event of an emergency, Lender shall give Borrowers at least twenty-four hours’ notice by

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telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section.

(e)           Contracts, Vouchers and Receipts. Borrowers shall furnish to Lender, promptly on demand, any contracts, subcontracts, bills of sale, statements, receipted vouchers or other agreements relating to the development of the Land or the construction of the Renovation Improvements, including any such items pursuant to which Borrowers have any claim of title to any materials, fixtures or other articles delivered or to be delivered to the Land or incorporated or to be incorporated into the Renovation Improvements.  Borrowers shall furnish to Lender, promptly on demand, a verified written statement, in such form and detail as Lender may require, setting forth the names and addresses of all contractors, subcontractors and suppliers furnishing labor or materials in the development of the Land or the construction of the Renovation Improvements and showing all amounts paid for labor and materials and all items of labor and materials furnished or to be furnished for which payment has not been made and the amounts to be paid therefor.

(f)           Payment and Performance of Contractual Obligations.  Borrowers shall perform in a timely manner all of their obligations under all architectural, engineering, and construction contracts and any and all other contracts and agreements related to the construction or operation of the Renovation Improvements, and Borrowers will pay when due all bills for services or labor performed and materials supplied in connection with the construction of the Renovation Improvements.  Within thirty (30) days after the filing of any mechanic’s lien or other lien or encumbrance against any of the Mortgaged Properties, Borrowers will promptly discharge the same by payment or filing a bond or otherwise as permitted by law.  So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Borrowers shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrowers do so diligently and without prejudice to Lender or delay in completing construction of the Renovation Improvements.

(g)           Correction of Construction Defects. Promptly following any demand by Lender, Borrowers shall correct or cause the correction of any structural defects in the Renovation Improvements, any work that fails to comply with the requirements of this Agreement, and any material departures or deviations from the Plans and Specifications not approved in writing by Lender.

ARTICLE V

NEGATIVE COVENANTS OF BORROWERS

Until the Loan Obligations have been paid in full, no Borrower shall:

5.1           Assignment of Licenses and Permits.  Assign or transfer any of its interest in any Permits or Reimbursement Contracts (including rights to payment thereunder) pertaining to the Facilities, or assign, transfer, or remove or permit any other Person to assign, transfer, or remove any records pertaining to the Facilities including, without limitation, resident records, medical and clinical records (except for removal of such patient/resident records as directed by the residents owning such records), without Lender’s prior written consent, which consent may be granted or refused in Lender’s sole discretion.

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5.2           No Liens; Exceptions.  Create, incur, assume or suffer to exist any Lien upon or with respect to the Facilities, any of its properties, rights, income or other assets relating thereto, including, without limitation, the Mortgaged Properties whether now owned or hereafter acquired, other than the following permitted Liens (“Permitted Encumbrances”):

(a)           Liens at any time existing in favor of Lender;

(b)           Liens which are listed in Exhibit “F” attached hereto;

(c)           Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any of the Land or Improvements, such Lien must be fully disclosed to Lender and bonded off and removed from the Land and Improvements within thirty (30) days of its creation, in a manner satisfactory to Lender;

(d)           Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received with respect to property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds;

(e)           Liens for current year’s taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent; or

(f)           Purchase money liens for equipment financing not to exceed $50,000 in the aggregate at any time outstanding per Facility.

5.3           Merger, Consolidation, etc.  Except as otherwise provided in the Security Instruments, consummate any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of Lender, which consent may be granted or refused in Lender’s sole discretion.

5.4           Maintain Single Purpose Entity Status.   As to each Borrower:

(a)           Engage in any business or activity other than the ownership, operation and maintenance of its Mortgaged Property and activities incidental thereto;

(b)           Acquire or own any material assets other than (i) its Mortgaged Property, and (ii) such incidental machinery, equipment, fixtures and other personal property as may be necessary for the operation of its Mortgaged Property;

(c)           Merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as permitted in the Loan Documents) or change its legal structure, without in each case Lender’s consent;

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(d)           Without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its Articles or Certificate of Incorporation, Operating Agreement or similar organizational document, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect its status as a Single Purpose Entity or its ability to perform its obligations hereunder, under the Notes or any other document evidencing or securing the Loans;

(e)           Own any subsidiary or make any investment in, any Person without the consent of Lender;

(f)           Commingle its funds or assets with assets of, or pledge its assets with or for, any of its members or shareholders, Affiliates, principals or any other Person;

(g)           Incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loans, trade payables incurred in the ordinary course of business, payable within 90 days of the date incurred, based on historical amounts, and purchase money financing for equipment used in the ordinary course of business up to a maximum of $50,000 in the aggregate per Facility;

(h)           Fail to maintain its records, books of account and bank accounts separate and apart from those of its members, shareholders, principals and Affiliates, the Affiliates of any of its members, shareholders, principals, and any other Person;

(i)           Enter into any contract or agreement with any of its members, shareholders, principals or Affiliates, or the Affiliates of any of its members, shareholders, principals, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

(j)           Seek its dissolution or winding up in whole, or in part;

(k)           Maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its members, shareholders, principals and Affiliates, the Affiliates of any of its members, shareholders, principals or any other Person;

(l)           Hold itself out to be responsible for the debts of another Person or pay another Person’s liabilities out of its own funds;

(m)           Make any loans or advances to any third party, including any of its  members, shareholders, principals or Affiliates, or the Affiliates of any of its members, shareholders, principals;

(n)           Fail to have prepared and filed its own tax returns;

(o)           Fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name, in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to

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suggest that it is responsible for the debts of any third party (including any of its members or Affiliates, or any general partner, member, principal or Affiliate thereof); or

(p)           Fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

5.5           Change of Business.  Make any material change in the nature of its business as it is being conducted as of the date hereof.

5.6           Changes in Accounting.  Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

5.7           ERISA.

(a)           Agree to, enter into or consummate any transaction which would render it unable to confirm that (i) it is not an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) it is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) less than twenty-five percent (25%) of each of its outstanding class of equity interests are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2);

(b)           Engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Borrower, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA.

(c)           Transfer of Ownership Interests.  Except as otherwise allowable under the Security Instruments, permit a change in the percentage ownership interest of the Persons owning the Borrower, unless the written consent of Lender is first obtained, which consent may be granted or refused in Lender’s sole discretion.

5.8           Change of Use.  Except as contemplated by the Renovation Improvements, alter or change the use of the Facilities or enter into any management agreement for the Facilities other than the Management Agreements or enter into any operating lease for the Facilities, unless Borrower first notifies Lender and provides Lender a copy of the proposed lease agreement or management agreement, obtains Lender’s written consent thereto, which consent may be withheld in Lender’s sole discretion, and obtains and provides Lender with a subordination agreement in form satisfactory to Lender, as determined by Lender in its sole discretion, from such manager or lessee subordinating to all rights of Lender.

5.9           Place of Business.  Change its chief executive office or its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and

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promptly providing Lender such information and amendatory financing statements as Lender may request in connection therewith.

5.10           Acquisitions.  Directly or indirectly, purchase, lease, manage, own, operate, or otherwise acquire any property or other assets (or any interest therein) which are not used in connection with the operation of the Facilities.

5.11           Dividends, Distributions and Redemptions.  Except for distributions paid to the Guarantor in its capacity as sole member/shareholder of the Borrowers at a time when no Default or Event of Default exists under the Loan Documents, declare or pay any distributions to its shareholders, members or partners, as applicable, or purchase, redeem, retire, or otherwise acquire for value, any ownership interests in Borrower now or hereafter outstanding, return any capital to its shareholders, members or partners, as applicable, or make any distribution of assets to its shareholders, members, or partners, as applicable.

ARTICLE VI

ENVIRONMENTAL HAZARDS

6.1           Prohibited Activities and Conditions.  Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an “O&M Program”) or matters described in Section 6.2, no Borrower shall cause or permit to exist any of the following:

(a)           The presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials in, on or under the Land, any Improvements, or any other property of Borrower that is adjacent to the Land in violation of applicable Hazardous Materials Laws;

(b)           The transportation of any Hazardous Materials to, from, or across the Land;

(c)           Any occurrence or condition on the Land or in the Improvements or any other property of Borrower that is adjacent to the Land, which occurrence or condition is or may be in violation of Hazardous Materials Laws;

(d)           Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Land, the Improvements or any property of Borrower that is adjacent to the Land; or

(e)           Any Lien (whether or not such Lien has priority over the Lien created by the Security Instruments) upon the Land or any Improvements imposed pursuant to any Hazardous Materials Laws.

The matters described in clauses (a) through (e) above are referred to collectively in this Article VI as “Prohibited Activities and Conditions” and individually as a “Prohibited Activity and Condition.”

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6.2           Exclusions.  Notwithstanding any other provision of Article VI to the contrary, “Prohibited Activities and Conditions” shall not include the safe and lawful use and storage of quantities of (a) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable facilities, (b) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Facilities, and (c) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Land’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

6.3           Preventive Action.  Each Borrower shall take all appropriate steps (including the inclusion of appropriate provisions in any Leases approved by Lender which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of the Facilities from causing or permitting any Prohibited Activities and Conditions.

6.4           O & M Program Compliance.  If an O&M Program has been established with respect to Hazardous Materials, Borrowers shall comply in a timely manner with, and cause all employees, agents and contractors of Borrowers and any other Persons (excluding trespassers) present on the Land to comply with the O&M Program.  All costs of performance of Borrowers’ obligations under any O&M Program shall be paid by Borrowers, and Lender’s out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower’s performance shall be paid by Borrowers upon demand by Lender.  Any such out-of-pocket costs of Lender which Borrowers fail to pay promptly shall become an additional part of the Loan Obligations.

6.5           Borrowers’ Environmental Representations and Warranties.  Borrowers represents and warrants to Lender that, except as previously disclosed by Borrowers to Lender in writing:

(a)           no Borrower has at any time caused or permitted any Prohibited Activities and Conditions.

(b)           No Prohibited Activities and Conditions exist or have existed.

(c)           The Land and the Improvements do not now contain any underground storage tanks, and, to the best of Borrowers’ knowledge after reasonable and diligent inquiry, the Land and the Improvements have not contained any underground storage tanks in the past.  If there is an underground storage tank located on the Land or the Improvements which has been previously disclosed by Borrowers to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

(d)           Borrowers have complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials, relating to the Land.  Without limiting the generality of the foregoing, Borrowers have obtained all Environmental Permits required for the operation of the Land and the Improvements in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect.  During Borrower’s ownership of the Land, and, to the best of Borrowers’ knowledge

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after reasonable and diligent inquiry, no event has occurred with respect to the Land and/or Improvements that constitutes or, with the passing of time or the giving of notice, would constitute, noncompliance with the terms of any Environmental Permit.

(e)           There are no actions, suits, claims or proceedings pending or, to the best of Borrower’s knowledge after reasonable and diligent inquiry, threatened that involves the Land and/or the Improvements and allege, arise out of, or relate to any Prohibited Activity and Condition.

(f)           Borrowers have not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Land, the Improvements or any other property of Borrowers that is adjacent to the Land.  The representations and warranties in this Article VI shall be continuing representations and warranties that shall be deemed to be made by Borrowers throughout the term of the Loans evidenced by the Notes and until all of the Loan Obligations have been paid in full.

6.6           Notice of Certain Events.  Borrowers shall promptly notify Lender in writing of any and all of the following that may occur:

(a)           Borrowers’ discovery of any Prohibited Activity and Condition.

(b)           Borrowers’ receipt of or knowledge of any complaint, order, notice of violation or other communication from any Governmental Authority or other Person with regard to present or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting the Land, the Improvements or any other property of Borrowers that is adjacent to the Land.

(c)           Any representation or warranty in this Article VI which becomes untrue at any time after the date of this Agreement.

Any such notice given by Borrowers shall not relieve Borrowers of, or result in a waiver of, any obligation under this Agreement, the Notes, or any of the other Loan Documents.

6.7           Costs of Inspection.  Borrowers shall pay promptly the costs of any environmental inspections, tests or audits (“Environmental Inspections”) required by Lender in connection with any foreclosure or deed in lieu of foreclosure or, if required by Lender, as a condition of Lender’s consent to any “Transfer” (as defined in the Security Instruments), or required by Lender following a commercially reasonable determination by Lender that Prohibited Activities and Conditions may exist.  Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrowers fail to pay promptly shall become an additional part of the Loan Obligations.  The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender, and Lender shall have no obligation to disclose or otherwise make available to Borrowers or any other party such results or any other information obtained by Lender in connection with its

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Environmental Inspections.  Lender hereby reserves the right, and Borrowers hereby expressly authorize Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Properties, the results of any Environmental Inspections made by Lender with respect to the Mortgaged Properties.  Borrowers consent to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any of Lender’s Environmental Inspections.  Borrowers acknowledge that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any of its Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Properties may have a material and adverse effect upon the amount which a party may bid at such sale.  Borrowers agree that Lender shall have no liability whatsoever as a result of delivering the results of any of its Environmental Inspections to any third party, and Borrowers hereby release and forever discharge Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the such delivery of any of Lender’s Environmental Inspections.

6.8           Remedial Work.  If any investigation, site monitoring, containment, clean-up, restoration or other remedial work (“Remedial Work”) is necessary to bring a Borrower into compliance with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Land, the Improvements or the use, operation or improvement of the Land under any Hazardous Materials Law, Borrowers shall, by the earlier of (a) the applicable deadline required by Hazardous Materials Law or (b) thirty (30) days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by applicable Hazardous Materials Law.  If Borrowers fail to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrowers shall reimburse Lender on demand for the cost of doing so.  Any reimbursement due from Borrowers to Lender shall become part of the Loan Obligations.

6.9           Cooperation with Governmental Authorities.  Borrowers shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition.

6.10           Indemnity.

(a)           Borrowers shall hold harmless, defend and indemnify (i) Lender, (ii) any prior owner or holder of the Notes, (iii) any Person who is or will have been involved in the servicing of the Notes, (iv) the officers, directors, partners, agents, shareholders, employees and trustees of any of the foregoing, and (v) the heirs, legal representatives, successors and assigns of each of the foregoing (together, the “Indemnitees”) from and against all proceedings, claims, damages, losses, expenses, penalties and costs (whether initiated or sought by any Governmental Authority or private parties), including fees and out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

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(i)           Any breach of any representation or warranty of Borrowers in this Article VI;

(ii)           Any failure by Borrowers to perform any of its obligations under this Article VI;

(iii)           The existence or alleged existence of any Prohibited Activity and Condition;

(iv)           The presence or alleged presence of Hazardous Materials in, on, around or under the Land, the Improvements or any property of Borrower that is adjacent to the Land; or

(v)           The actual or alleged violation of any Hazardous Materials Law.

(b)           Counsel selected by Borrowers to defend Indemnitees shall be subject to the approval of those Indemnitees.  Notwithstanding anything contained herein, any Indemnitee may elect to defend any claim or legal or administrative proceeding at Borrowers’ expense.  Nothing contained herein shall prevent an Indemnitee from employing separate counsel in any such action at any time and participating in the defense thereof at its own expense.

(c)           Borrowers shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a “Claim”) settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (ii) may materially and adversely affect any Indemnitee, as determined by such Indemnitee in its sole discretion.

(d)           The liability of Borrowers to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrowers or any guarantor to receive notice of or consideration for any of the following:

(i)           Any amendment or modification of any Loan Document;

(ii)           Any extensions of time for performance required by any of the Loan Documents;

(iii)           The accuracy or inaccuracy of any representations and warranties made by Borrowers under this Agreement or any other Loan Document;

(iv)           The release of Borrowers or any other Person, by Lender or by operation of law, from performance of any obligation under any of the Loan Documents;

(v)           The release or substitution in whole or in part of any security for the Loan Obligations; or

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(vi)           Lender’s failure to properly perfect any lien or security interest given as security for the Loan Obligations; or

(vii)           Any provision in any of the Loan Documents limiting Lender’s recourse to property securing the Loans or limiting the personal liability of Borrowers or any party for payment of all or any part of the Loans.

(e)           Borrowers shall, at their own cost and expense, do all of the following:

(i)           Pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article VI;

(ii)           Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article VI; and

(iii)           Reimburse Indemnitees for any and all expenses, including fees and costs of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article VI, or in monitoring and participating in any legal or administrative proceeding.

(f)           In any circumstances in which the indemnity under this Article VI applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding.  Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the fees and out of pocket expenses of such attorneys and consultants.

(g)           The provisions of this Article VI shall be in addition to any and all other obligations and liabilities that Borrower may have under the applicable law or under the other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Article VI without regard to whether Lender or that Indemnitee has exercised any rights against the Land and/or the Improvements or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law.  If Borrower consists of more than one Person or entity, the obligation of those Persons or entities to indemnify the Indemnitees under this Article VI shall be joint and several.  The obligations of Borrower to indemnify the Indemnitees under this Article VI shall survive any repayment or discharge of the Loan Obligations, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of the Security Instruments.

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ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1           Events of Default.  The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a)           The failure by Borrowers to pay any installment of principal, interest, or other payments required under the Notes, the Security Instruments or any other Loan Document within ten (10) days after the same becomes due;

(b)           Any failure by Borrowers to provide and maintain in full force and effect the insurance coverage required by Section 4.5(a) – (j), inclusive, of this Agreement;

(c)           The violation by Borrowers of any covenant set forth in Article V hereof;

(d)           The failure by Borrowers to deliver or cause to be delivered the financial statements and information set forth in Section 4.7 of this Agreement within the times required, and such failure is not cured within thirty (30) days following Lender’s written notice to Borrowers thereof;

(e)           The failure by Borrowers or Guarantor to establish and maintain the Entrance Free Refund Reserve in accordance with Section 4.16 of this Agreement;

(f)           The failure of Borrowers properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in this Section 7.1) or any of the other Loan Documents which failure is not cured within any applicable cure period as set forth herein or in such other Loan Document, or, if no cure period is specified therefor, is not cured within thirty (30) days after notice to Borrowers of such Default; provided, however, that if such Default cannot be cured within such thirty (30) day period, such cure period shall be extended for an additional sixty (60) days, as long as Borrowers are diligently and in good faith prosecuting said cure to completion;

(g)           The filing by any Borrower or Guarantor or either Manager of a voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due;

(h)           The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against any Borrower or Guarantor or either Manager which petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or

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regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

(i)           Unless otherwise permitted hereunder or under any other Loan Documents, the sale, transfer, lease, assignment, or other disposition, voluntarily or involuntarily, of any of the Mortgaged Properties, or any part thereof, except for Permitted Encumbrances as described in Section 5.2 above, or any further encumbrance of the Mortgaged Properties (except for Permitted Encumbrances), unless the prior written consent of Lender is obtained;

(j)           Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of any Borrower or any Manager or Guarantor or any of their respective officers, directors or trustees pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to make the Loans to Borrowers, (i) proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or (ii) proves to have omitted any substantial contingent or unliquidated liability or claim against any Borrower or any Manager or Guarantor or (iii) on the date of execution of this Agreement there shall have been any materially adverse change in any of the acts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution;

(k)           The failure of Borrowers to correct or to cause Managers to correct, within the time deadlines set by any applicable Medicare, Medicaid or licensing agency, any deficiency which would result in the following actions by such agency with respect to the Facilities;

(i)           a termination of any Reimbursement Contract or any Permit; or

(ii)           a ban on new admissions generally or, if applicable, on admission of patients otherwise qualifying for Medicare or Medicaid coverage;

(l)           The assessment against any Borrower, any Manager, or the Facilities of any fines or penalties by any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such Persons or the Facilities in excess of $25,000;

(m)           A final judgment is rendered by a court of law or equity against any Borrower in excess of $25,000.00 or the Guarantor in excess of $500,000.00, and the same remains undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings such Borrower or Guarantor as the case may be, has established reserves

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adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

(n)           The occurrence of any material adverse change in the financial condition or prospects of any Borrower or Guarantor, or the existence of any other condition which, in Lender’s reasonable determination, constitutes a material impairment of any such Person’s ability to operate the Facilities or of such Person’s ability to perform their respective obligations under the Loan Documents, which is not remedied within thirty (30) days after written notice.

Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from declaring an Event of Default by bankruptcy or other applicable law.  The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

7.2           Remedies.  Upon the occurrence of any one or more of the foregoing Events of Default, Lender may, at its option:

(a)           Cease to authorize further Advances of Loan B; and/or

(b)           Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived; and/or

(c)           Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement; and/or

(d)           Exercise any and all rights and remedies afforded by the laws of the United States, the states in which any of the Mortgaged Properties is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents; and/or

(e)           Exercise the rights and remedies of setoff and/or banker’s lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of Lender or any Person who then owns a participating interest in the Loans, to the extent of the full amount of the Loans; and/or

(f)           Exercise its rights and remedies pursuant to any other Loan Documents.

ARTICLE VIII

MISCELLANEOUS

8.1           Waiver.  No remedy conferred upon, or reserved to, Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy

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given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of Lender shall not affect any subsequent right of Lender to exercise the same.  No course of dealing between Borrowers and Lender or any delay on Lender’s part in exercising any rights shall operate as a waiver of any of Lender’s rights.  No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other, then existing, Default or shall impair any rights, remedies or powers of Lender.

8.2           Costs and Expenses.  Borrowers will bear all taxes, fees and expenses (including actual attorneys’ fees and expenses of counsel for Lender) in connection with the Loans, the Notes, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents.  If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loans, this Agreement or any Mortgaged Properties and as a result of any of the foregoing, Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Mortgaged Properties, Borrowers, Guarantor or Managers, or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to Lender by any of the Loan Documents, then in any such events, all of the actual attorney’s fees arising from such services, including attorneys’ fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrowers to Lender payable on demand of Lender.  Without limiting the foregoing, Borrowers have undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrowers fail to do so, Borrowers agree to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment.  Such amounts shall constitute a portion of the Loan Obligations, shall be secured by the Security Instruments and shall bear interest at the Default Rate (as defined in the Notes) from the date advanced until repaid.

8.3           Performance of Lender.  At its option, upon Borrowers’ failure to do so, Lender may make any payment or do any act on Borrowers’ behalf that Borrowers or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrowers agree to reimburse Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, attorneys’ fees, and until so repaid any sums advanced by Lender shall constitute a portion of the Loan Obligations, shall be secured by the Security Instruments and shall bear interest at the Default Rate (as defined in the Notes) from the date advanced until repaid.

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8.4           Indemnification.  Borrowers shall, at their sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) imposed upon or incurred by or asserted against Lender by reason of (a) ownership of the Notes, the Security Instruments, the Mortgaged Properties or any interest therein or receipt of any Rents, (b) any amendment to, or restructuring of, the Loan Obligations and/or any of the Loan Documents, (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of the Security Instruments or the Notes or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrowers, Guarantor, Managers and/or any partner, joint venturer, member or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Land, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (e) any use, nonuse or condition in, on or about the Land, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (f) any failure on the part of Borrowers, Guarantor or Managers to perform or comply with any of the terms of this Agreement or any of the other Loan Documents, (g) any claims by any broker, Person or entity claiming to have participated in arranging the making of the Loans evidenced by the Notes, (h) any failure of the Land and/or Improvements to be in compliance with any applicable laws, (i) performance of any labor or services or the furnishing of any materials or other property with respect to the Land, the Improvements or any part thereof, (j) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-b, statement for recipients of proceeds from real estate, broker and barter exchange transactions, which may be required in connection with the Security Instruments, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Loans are made, (k) any misrepresentation made to Lender in this Agreement or in any of the other Loan Documents, (l) any tax on the making and/or recording of the Security Instruments, the Notes or any of the other Loan Documents; (m) the violation of any requirements of the Employee Retirement Income Security Act of 1974, as amended, (n) any fines or penalties assessed or any corrective costs incurred by Lender if the Facilities or any part of the Land and/or Improvements is determined to be in violation of any covenants, restrictions of record, or any applicable laws, ordinances, rules or regulations, or (o) the enforcement by any of the Indemnified Parties of the provisions of this Section 8.4.  Any amounts payable to Lender by reason of the application of this Section 8.4, shall become immediately due and payable, and shall constitute a portion of the Loan Obligations, shall be secured by the Security Instruments and shall accrue interest at the Default Rate (as defined in the Notes).  The obligations and liabilities of Borrowers under this Section 8.4 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Security Instruments.  For purposes of this Section 8.4, the term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the Loans, any Person who is or will have been involved in the servicing of the Loans, any Person in whose name the encumbrance created by the

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Security Instruments are or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loans (including, without limitation, any investor in any securities backed in whole or in part by the Loans) as well as the respective directors, officers, shareholder, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, without limitation, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loans or the Mortgaged Properties, whether during the term of the Security Instruments or as a part of or following a foreclosure of the Loans and including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

8.5           Headings.  The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

8.6           Survival of Covenants.  All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Notes and this Agreement.

8.7           Notices, etc.  Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) three (3) Business Days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) Business Day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

If to Borrowers:

Emeripark SC LLC
Emerivill SC LLC
Emeri-Sky SC LLC
Heritage Hills Retirement, Inc.
c/o Emeritus Senior Living
3131 Elliott Avenue, Suite 500
Seattle, Washington  98121
Attn:  Mr. Eric Mendelsohn

with a copy to:

Bryce Holland, Esq.
Riddell Williams P.S.
1001 Fourth Avenue
Suite 4500
Seattle, Washington 98154-1192

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If to Lender:

First Commercial Bank
800 Shades Creek Parkway
Birmingham, Alabama 35209
Attn:  Ms. Sarah Duggan

with a copy to:

Gail Livingston Mills
Burr & Forman LLP
420 North 20th Street; Suite 3400
Birmingham, Alabama 35203

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

8.8           Benefits.  All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  No Person other than Borrowers or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

8.9           Participation.  Borrowers acknowledge that Lender may, at its option, sell participation interests in the Loans or to other participating banks.  Borrowers agree with each present and future participant in the Loans or assignee of the Loans that if an Event of Default should occur, each present and future participant or assignee shall have all of the rights and remedies of Lender with respect to any deposit due from Borrowers.  The execution by a participant of a participation agreement with Lender, and the execution by Borrowers of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrowers and said participant in accordance with the terms of this Section.

8.10           Supersedes Prior Agreements; Counterparts.  This Agreement and the instruments referred to herein supersede and incorporate all representations, promises and statements, oral or written, made by Lender in connection with the Loans.  This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of Lender.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

8.11           Loan Agreement Governs.  The Loans are governed by the terms and provisions set forth in this Loan Agreement and the other Loan Documents and in the event of any irreconcilable conflict between the terms of the other Loan Documents and the terms of this Loan Agreement, the terms of this Loan Agreement shall control; provided, however, that in the event that there is any apparent conflict between any particular term or provision which appears in both this Loan Agreement and the other Loan Documents and it is possible and reasonable for the terms of both this Loan Agreement and the Loan Documents to be performed or complied

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with, then, notwithstanding the foregoing, both the terms of this Loan Agreement and the other Loan Documents shall be performed and complied with.

8.12           Agreements among Borrowers with respect to Joint Loans.  Borrowers are jointly and severally liable for all Loan Obligations herein and in the Loan Documents.  Upon the occurrence of an Event of Default pursuant to any of the Loan Documents, Lender may assert any claim or cause of action against any one or more of the Borrowers or other obligors before asserting any claim or cause of action against others, and the Lender may pursue or foreclose on any Mortgaged Property or other collateral and exercise remedies in such order as Lender elects in its discretion.  The failure of the Lender to perfect its security interest in any of the Mortgaged Property or other collateral as set forth in any of the Loan Documents or any other collateral now or hereafter securing all or any part of the Loan Obligations shall not release or impair the obligation of any Borrower pursuant to this Agreement or any other Loan Document.  This Agreement and the other Loan Documents shall not be affected, modified, or impaired by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting any Borrower or other obligor, or any of the assets belonging to any of them, nor shall this Agreement or any other Loan Document be affected, modified, or impaired by the invalidity or unenforceability of any one or more of the Loan Documents or any provision thereof.

The Lender may, without notice and without affecting its rights against Borrowers under this Agreement or any other Loan Document:

(a)           grant extensions of time for payment or performance under any of the Loan Documents or other indulgences;

(b)           renew any of the Loan Obligations, or make further advances to any of the Borrowers;

(c)           at any time release any or all of the Mortgaged Property or other collateral that now or hereafter secures any of the Loan Obligations;

(d)           compromise, settle, release or terminate any or all of the obligations, covenants or agreements of any of the Borrowers or other obligors under the Loan Documents;

(e)           at any time release any one or more of the Borrowers, Guarantor or other obligors from the Loan Obligations; and

(f)           enter into any modifications or amendments of any of the Loan Documents with the party or parties to such Loan Documents but without the necessity of any joinder or consent from other Borrowers or obligors who were not a party to such Loan Documents.

The Borrowers are related entities with the same ownership. The Borrowers acknowledge and agree that making of the Loans to all Borrowers jointly and upon which all Borrowers are

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obligated and which are secured by the Mortgaged Property and other collateral owned by each Borrower separately provides the Borrowers, as a group, with lower borrowing costs, a greater loan amount and more favorable terms than would be provided by Lender to each Borrower separately.  Therefore, each Borrower receives both direct and indirect benefits from the joint Loans that each Borrower agrees constitutes reasonably equivalent value in exchange for its agreement to be jointly and severally liable for the Loan Obligations and secure such Loan Obligations with its Mortgaged Property.  Furthermore, each Borrower agrees with the others that, to the extent it repays, or its Mortgaged Property is used to repay, any portion of the Loans in excess of the portion of the Loans advanced to or for the direct benefit of such Borrower, or interest, fees or expenses in connection therewith (the “Excess Obligations”), such Borrower will be entitled to reimbursement from the other Borrowers that received the direct benefit of the Excess Obligations.  Notwithstanding any provision herein or in the Loan Documents to the contrary, each Borrower’s liability to Lender for any Excess Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount which could be claimed by Lender without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code (Title 11, U.S.C.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law (the “Avoidance Provisions”) after taking into account, among other things, each Borrower’s right of contribution and indemnification from each other Borrower.  To the end set forth above, but only to the extent that the Excess Obligations of each Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, if any Borrower is not deemed to have received reasonably equivalent value for its liability for its Excess Obligations, or if the Excess Obligations would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Excess Obligations is deemed to have been incurred for the purposes of the Avoidance Provisions, the maximum Excess Obligations for which such Borrower shall be liable or its Mortgaged Property shall be encumbered by the Security Instruments shall be reduced to that amount which, after giving effect to such reduction with respect to the Excess Obligations only, would cause the Excess Obligations as so reduced, to not be subject to avoidance under the Avoidance Provisions.

8.13           CONTROLLING LAW.  THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF ALABAMA FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICTCOURT FOR THE NORTHERN DISTRICT OF ALABAMA OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

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8.14           WAIVER OF JURY TRIAL.  BORROWERS AND LENDER HEREBY WAIVE ANY RIGHT THAT ANY OR BOTH MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOANS, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWERS WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  BORROWERS AGREE THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWERS IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT TO LENDER TO MAKE THE LOANS, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWERS AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[SIGNATURES BEGIN ON NEXT PAGE]

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IN WITNESS WHEREOF, Borrowers and Lender have caused this Agreement to be properly executed by their respective duly authorized representatives as of the date first above written.

BORROWERS:

EMERIPARK SC LLC,
a Delaware limited liability company

BY:           Emeritus Corporation
Its Sole Member and Manager

BY:           /s/ Eric Mendelsohn
Eric Mendelsohn
Senior Vice President-CorporateDevelopment

EMERI-SKY SC LLC,
a Delaware limited liability company

BY:           Emeritus Corporation
Its Sole Member and Manager

BY:           /s/ Eric Mendelsohn
Eric Mendelsohn
Senior Vice President-CorporateDevelopment

EMERIVILL SC LLC,
a Delaware limited liability company

BY:           Emeritus Corporation
Its Sole Member and Manager

BY:           /s/ Eric Mendelsohn
Eric MendelsohnSenior Vice President-CorporateDevelopment

SIGNATURES CONTINUED

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HERITAGE HILLS RETIREMENT, INC.,
a North Carolina corporation

BY:           /s/ Eric Mendelsohn
Eric Mendelsohn
Senior Vice President-CorporateDevelopment

STATE OF WASHINGTON                                                                )
COUNTY OF KING                                                                            )

I, the undersigned Notary Public in and for said County, in said State, hereby certify that Eric Mendelsohn, whose name as Senior Vice President-Corporate Development of Emeritus Corporation, a Washington corporation, the Sole Member and Manager of Emeripark SC LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation in its capacity as aforesaid.

Given under my hand and official seal, this 28th day of September, 2011.

/s/ Sarah E. Eisenhauer
Notary Public
My Commission Expires:  10/19/11

STATE OF WASHINGTON                                                                )
COUNTY OF KING                                                                            )

I, the undersigned Notary Public in and for said County, in said State, hereby certify that Eric Mendelsohn, whose name as Senior Vice President-Corporate Development of Emeritus Corporation, a Washington corporation, the Sole Member and Manager of Emeri-Sky SC LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation in its capacity as aforesaid.

Given under my hand and official seal, this 28th day of September, 2011.

/s/ Sarah E. Eisenhauer
Notary Public
My Commission Expires:  10/19/11

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STATE OF WASHINGTON                                                                )
COUNTY OF KING                                                                            )

I, the undersigned Notary Public in and for said County, in said State, hereby certify that Eric Mendelsohn, whose name as Senior Vice President-Corporate Development of Emeritus Corporation, a Washington corporation, the Sole Member and Manager of Emerivill SC LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation in its capacity as aforesaid.

Given under my hand and official seal, this 28th day of September, 2011.

/s/ Sarah E. Eisenhauer
Notary Public
My Commission Expires:  10/19/11

STATE OF WASHINGTON                                                                )
COUNTY OF KING                                                                            )

I, the undersigned Notary Public in and for said County, in said State, hereby certify that Eric Mendelsohn, whose name as Senior Vice President-Corporate Development of Heritage Hills Retirement, Inc., a North Carolina corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation in its capacity aforesaid.

Given under my hand and official seal, this 28th day of September, 2011.

/s/ Sarah E. Eisenhauer
Notary Public
My Commission Expires:  10/19/11

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LENDER:

FIRST COMMERCIAL BANK,
a division of Synovus Bank, a Georgia statebanking corporation and successor by merger toFirst Commercial Bank, an Alabama state banking corporation

By:           /s/ Sarah Duggan                                                        (SEAL)
Sarah Duggan
Its Manager Director

STATE OF ALABAMA                                                                )
COUNTY OF JEFFERSON                                                                 )

I, the undersigned Notary Public in and for said County, in said State, hereby certify that Sarah Duggan, whose name as Managing Director of First Commercial Bank,  a division of Synovus Bank, a Georgia state banking corporation and successor by merger to First Commercial Bank, an Alabama state banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, she, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

Given under my hand and official seal, this 27th day of September, 2011.

/s/ Donna C. Phillips
Notary Public
My Commission Expires:  7/28/2013

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EXHIBIT “A-1”

LEGAL DESCRIPTION - EMERITUS AT SKYLYN PLACE AND EMERITUS AT SKYLYN HEALTH CARE CENTER

Emeritus at Skylyn Pace and Emeritus at Skylyn Health Care Center:

Parcel 1:

All that certain piece, parcel or tract of land situate, lying and being in the County of Spartanburg, State of South Carolina, along the southeasterly right of way of Skylyn Drive (State Road S 42-31), containing 17.61 acres, according to that certain part of survey prepared by Blackwood Associates, Inc., Engineers, dated January 5, 1996, entitled "As-Built Survey for Skylyn Place For Emeritus Corporation" which plat is recorded in the RMC Office for Spartanburg County in Plat Book 132, Page 359, and which has according to said plat, the following metes and bounds, to-wit:

Beginning at an iron pin on the southerly side of Skylyn Drive right of way, at the southwest corner of property and running along said right of way North 30° 31' 21" East 561.35 feet to a nail in the centerline of Miller Line Extension; thence running with the centerline of said road South 61° 13' 20" East 461.07 feet to a nail and cap; thence South 59° 32' 32" (measured South 59° 32’ 32” East) East 95.18 feet to a nail and cap; thence South 50° 42' 43" East 80.68 feet to a nail and cap; thence South 46° 20' 03" East 92.73 feet to a nail and cap; thence South 43° 49' 07" East 152.92 feet to a nail and cap; thence leaving said road North 38° 08' 43" East 262.30 feet to an iron pin; thence South 54° 09' 15" East 275.37 feet to an iron pin; thence South 39° 46' 40" West 290.10 feet to an iron pin; thence South 39° 48' 23" West 24.84 feet to an iron pin; thence North 50° 18' 00" West 24.93 feet to an iron pin; thence South 39° 47' 59" West 97.67 feet to a point in concrete; thence North 49° 48' 18" West 24.94 feet to an iron pin; thence South 39° 44' 41" West 50.15 feet to an iron pin; thence South 50° 34' 33" East 49.67 feet to an iron pin; thence South 39° 38' 19" West 181.95 feet to an iron pin; thence South 28° 10' 31" East 53.29 feet to an iron pin; thence South 39° 32' 15" West 247.41 feet to an iron pin; thence North 50° 26' 12" West 310.30 feet to an iron pin; thence North 50° 26' 30" West 789.03 feet to the point of beginning, containing 17.61 acres.

Parcel 2:

Together with an easement for sewer and related purposes, as reserved in deed recorded in the RMC Office for Spartanburg County in Deed Book 52E, Page 787.

Parcel 3:

Together with an easement to tap into the existing sewer line located on Dillon Drive (a private street) as granted in deed recorded in the RMC Office for Spartanburg County in Deed Book 51H, Page 706.

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EXHIBIT “A-2”

LEGAL DESCRIPTION - EMERITUS AT COUNTRYSIDE VILLAGE AND EMERITUS AT COUNTRYSIDE HEALTH CARE CENTER

Emeritus at Countryside Village and Emeritus at Countryside Health Care Center Legal Description:

Parcel 1:

All that certain piece, parcel or tract of land shown and designated as containing 15.360 acres upon plat of survey for Countryside Associates, a South Carolina General Partnership, by Neil R. Phillips & Company, Inc., dated October 6, 1995, last revised January 11, 1996, which plat is recorded in the RMC Office for Pickens County in Plat Book 215, Page 1 to 4, said tract described thereon as follows:

Commencing at a spike found in the center of Zion School Road (S.C. Highway No. 179), said spike being 325 feet, more or less, from the center of S.C. Highway No. 8, and running thence South 16°42'45" East 1320.16 feet to an iron pin found; thence South 21°54'58" West 85.93 feet to an iron pin found; thence South 6°13'05" West 233.01 feet to an iron pin found; thence North 76°36'03" West 461.71 feet to an iron pin found; thence North 79°28'24" West 233.02 feet to an iron pin set; thence North 13°45'08" East 893.79 feet to an iron pin found; thence North 17°16'40" West 435.60 feet to a nail found in the center of Zion School Road (S.C. Highway No. 179); thence running with and along the center line of Zion School Road North 62°29'20" East 307.58 feet to a spike found, being the place of beginning.

Parcel 2:

Also, a non-exclusive easement for ingress and egress, being 50 feet in width and shown upon the above referenced plat and being described as follows:

Commencing at an iron pin set (said iron pin being 430.28 feet from the place and point of beginning of the tract above described) and running thence North 53°07'14" East 518.11 feet to a nail set in the center of S.C. Highway No. 8 (Pelzer Highway); thence running with the center of said highway South 44°22'00" East 50.43 feet to a nail set; thence turning and running South 53°07'14" West 543.05 feet to an iron pin set; said iron pin being on the boundary line of the tract described above; thence turning and running with said boundary line North 16°42'00" West 53.27 feet to an iron pin set, being the place and point of beginning of the easement description.

Parcel 3:

Also, an easement for storm drainage and flooding in connection with the impoundment of a lake lying along the easterly edge of the foregoing 15.360 acre tract and having, according to said plat, the following metes and bounds:

Commencing at an iron pin set on the boundary line of the said property being 483.55 feet from the point of beginning as set forth thereon; thence running along the boundary line of the 50 foot ingress and egress easement described above North 53°07'14" East 31.96 feet to an point; thence South 16°42'45" East 740.54 feet to a point; thence North 23°54'54" East 183.85 feet to a point; thence South 66°05'06" East 50.00 feet to a point; thence South 23°54'54" West 370.59 feet to an iron pin found, being the corner of the tract hereinabove described; thence running with the boundary line of the described tract North 21°54'58" East 85.93 feet to an iron pin found; thence North 16°42'45" West 836.61 feet to the point of beginning of this easement.

Parcel 4:

Also, an easement and drainage lying along the western edge of the foregoing 15.360 acre tract and having, according to said plat, the following metes and bounds:

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Commencing at a point in the lake as shown upon the above referenced plat and running North 13°45'08" East 73.18 feet to an iron pin set; thence with the boundary line of the 15.360 acre tract North 13°45'08" East 893.79 feet to an iron pin found; thence continuing along with the boundary line of said tract North 17°16'40" West 402.07 feet to a point on the right of way of Zion School Road (S.C. Highway No. 179); thence running with the right of way line of Zion School Road South 62°29'17" West 30.48 feet to a point; thence running South 17°16'40" East 388.36 feet to a point; thence South 13°45'08" West 969.35 feet to a point; thence North 83°23'58" East 32.00 feet to a point, being the place and point of beginning.

Parcel 5:

Also, an easement over that certain 0.13 acre tract lying on the northerly edge of the foregoing 50 foot easement for ingress and egress where it intersects with the said 15.360 acre tract for the purposes of installing and maintenance of a sign and landscaping and beautification including the planting of shrubs and trees, and having, according to said plat the following metes and bounds:

Beginning at an iron pin found at the intersection of the northerly edge of said 50 foot easement for ingress and egress and the easterly boundary of said 15.360 acre tract and running thence North 16°42"45" West 211.49 feet to a point; thence North 53°23'00" East 4.70 feet to an iron pin found; thence South 29°40'00" East 200.07 feet to an iron pin found on the northerly edge of said 50 foot easement for ingress and egress; thence along said northerly edge of said 50 foot easement for ingress and egress South 53°07'14" West 52.49 feet to an iron pin found, being the place and point of beginning of this description.

Parcel 6:

All that certain piece, parcel or tract of land located in the city limits of Easley, Pickens County, South Carolina, shown and designated as containing 0.474 acres as shown upon a plat of survey for Emeritus Corporation by Neil R. Phillips & Company, Inc. dated October 6, 1995, last revised January 11, 1996, which Plat is recorded in the RMC Office for Pickens County in Plat Book 215, pages 1 to 4, said tract described thereon as follows:

Beginning at an iron pin found, a common corner with property of J.M. Jameson and Camilla A. Jameson and running thence in a clockwise direction North 53°07'14" East 100.00 feet to an iron pin set; thence South 16°42'45" East 220.00 feet to an iron pin set; thence South 53°07'14" West 100.00 feet to an iron pin set; thence North 16°42'45" West 220.00 feet to an iron pin found, the beginning corner of this tract.

Parcel 7:

Also, an easement over that certain tract lying on the southerly edge of the foregoing 50 foot easement for ingress and egress near where it intersects with S.C. Highway No. 8 (Pelzer Highway) for purposes of using, repairing and maintaining signage and flagpoles, and having the following metes and bounds:

Beginning at a PK nail in the center of S.C. Highway No. 8 (Pelzer Highway) which is the southern front corner of a 50 foot ingress-egress easement; thence with the centerline of the above mentioned road South 44°22' East 7.0 feet to a point; thence crossing the land of Norman F. Pulliam and David H. Matthews for two calls South 53°07'14" West 70.0 feet to a point and North 44°22' West 7.0 feet to a point on the southern side of the 50 foot ingress-egress easement; thence with the easement line North 53°07'14" East 70.0 feet to the beginning point of the easement.

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Loan Agreement - Exhibit A2-2
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EXHIBIT “A-3”

LEGAL DESCRIPTION COUNTRYSIDE PARK

Emeritus at Countryside Park Legal Description:

Parcel 1:

All that certain piece, parcel or lot of land lying and being in Pickens County, State of South Carolina, being more fully shown and designated on an ALTA/ASCM as built survey for Health Care Property Investors, Inc., by Thomas P. Dowling, dated November 20, 1995, revised January 9, 1996 and recorded in the RMC Office for Pickens County in Plat Book 214, at Pages 19 and 20 and having the following metes and bounds, to-wit:

Beginning at a nail and cap (n/c) near the centerline (c/l) of Zion School Road (S-39-179) and noted as POB, located in a southwestern direction 603.6 feet from the intersection of SC Highway 8 and Zion School Road (S-39-179), and running in a clockwise direction along the property of Countryside Associates South 17° 14' 58" East for a distance of 435.57 feet to an iron pin; thence turning and continuing along the property of Countryside Associates South 13° 45' 35" West for a distance of 174.00 feet to an iron pin; thence turning and continuing along the property of Countryside Associates North 88° 53' 57" West for a distance of 502.25 feet to an iron pin; thence turning and continuing along the property of Countryside Associates North 7° 30' 54" West for a distance of 366.32 feet to an iron pin on the southern right of way of Zion School Road (S-39-179); thence continuing North 7° 30' 54" West for a distance of 33.68 feet to a p/k nail in the c/l of Zion School Road (S-39-179); thence turning and running along the c/l of Zion School Road (S-39-179) North 70° 33' 19" East for a distance of 190.50 feet to a p/k nail in the c/l of Zion School Road (S-39-179); thence continuing along the c/l North 69° 20' 34" East for a distance of 131.40 feet to a p/k nail in the c/l; thence continuing along the c/l North 68° 08' 46" East for a distance of 84.39 feet to a p/k nail in the c/l; thence continuing along the c/l North 65° 29' 11" East for a distance of 79.10 feet to a p/k nail in the c/l; thence turning and running near the c/l North 70° 57' 53" East for a distance of 14.61 feet to the point of beginning and containing 6.00 acres.

Parcel 2:

A non-exclusive easement for a sewer line within the area which is 12.5 feet on either side of the existing sewer line located as evidenced by that survey dated October 6, 1995, last revised January 11, 1996, prepared by Neil Phillips, which plat is recorded in the RMC Office for Pickens County, South Carolina in Plat Book 215, Page 1-4 and by that certain Easement Agreement recorded February 1, 1996, in Deed Book 310, Page 87, RMC Office for Pickens County, South Carolina.

Parcel 3:

A non-exclusive easement for drainage from a stormwater detention area through an overflow weir onto the southerly adjacent property located as evidenced by that survey dated November 20, 1995, last revised January 9, 1996, prepared by Thomas P. Dowling, which plat is recorded in the RMC Office for Pickens County, South Carolina in Plat Book 214, Page 19-20, and by that certain Easement Agreement recorded February 1, 1996 in Deed Book 310, Page 87, RMC Office for Pickens County, South Carolina.

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EXHIBIT “A-4”

LEGAL DESCRIPTION - HERITAGE HILLS

Heritage Hills Legal Description:

Parcel 1:

Beginning at an iron pin set located in the Southerly boundary of the Eugene Nix Tract as described in deed recorded in Deed Book 751, Page 347, Henderson County Registry, said iron pin set being located 52°22'10" East 505.74 feet from a Hickory Tree, said Hickory Tree being the beginning corner of the E.J. Smith Tract as described in deed recorded in deed Book 115, at Page 165, Henderson County Registry and the beginning corner of the Hendersonville Retirement Center, Ltd. Tract as described in deed recorded in Deed Book 629, at Page 296, Henderson County Registry; said iron pin also being located at the northernmost corner of the proposed Heritage Health Center Tract; thence from said beginning point and with the southern boundary of the aforeferenced Nix Tract North 52°22'10" East 319.33 feet to an existing iron pin; thence North 25°25'17" East 115.56 feet to an existing iron pin; thence North 84°15'46" West 12.62 feet to an existing iron pin; thence North 18°52'07" East 120.58 feet to a point located within the right of way of U.S. Highway 25 North; thence within said right of way South 63°22'18" East 339.51 feet to a point; thence leaving said right of way and running with the Northwestern boundary of the Gasperson Tract as described in deed recorded in Deed Book 706, at Page 579, Henderson County Registry, South 52°19'31" West 231.01 feet to a railroad spike located within the right of way of Riannon Drive (a private right of way); thence within said right of way, South 14°17'13" East 29.75 feet to a point; thence South 25°39'30" East 34.50 feet to a point; thence South 38°07'47" East 38.29 feet to a point located at the northern boundary of the Soukup Tract as described in deed recorded in deed Book 783, at Page 783, Henderson County Registry; thence with the northern boundary of same, South 52°19'50" West, passing an existing iron pin on the line at 15.09 feet, for a total distance of 149.15 feet to an existing iron pin; thence a new line, South 24°50'06" West 221.76 feet to an existing iron pin located at the northernmost corner of the Capell Tract as described in deed recorded in deed Book 566, at Page 87, Henderson County Registry; thence with the northern boundary of same, South 52°47'04" West 217.37 feet to a point; thence South 37°10'13" East 200.00 feet to an existing iron pin located at the Southernmost corner of the aforeferenced Capell Tract; thence with the northern boundary of the Matthews Tract as described in deed recorded in deed Book 817, at Page 417, Henderson County Registry, South 52°47'04" West 278.63 feet to an existing iron pin; thence South 4°28'54" West 427.70 feet to an existing iron pin located in the Western boundary of that property described in plat recorded in Plat Cabinet B, Slide 128A, Henderson County Registry; thence with the Western boundary of same, South 10°44'22" West 113.76 feet to a point located in the northern boundary of the Stony Mountain Addition Subdivision as shown on a plat thereof recorded in Plat Cabinet C, Slide 155A, Henderson County Registry; thence with the northern boundary of said subdivision, North 80°23'25" West 683.74 feet to an existing iron pin located at the Northeastern corner of the Banks Tract as described in deed recorded in deed Book 868, at Page 787, Henderson County Registry; thence with the northern boundary of same, North 82°11'16" West 224.94 feet to an existing iron pin located at the Northeastern corner of the Matthews Tract as described in deed recorded in deed Book 873, at Page 157, Henderson County Registry; thence with the northern boundary of same, North 82°38'13" West 476.85 feet to an existing iron pin; thence North 10°20'10" East 149.77 feet to an existing iron pin located at the Southeastern corner of the Cannon Tract as described in deed recorded in deed Book 723, at Page 413, Henderson County Registry; thence with the eastern boundary of same, North 11°15'45" East 168.16 feet to an existing iron pin located at the Southeastern corner of the Goode Tract as described in deed recorded in deed Book 443, at Page 293, Henderson County Registry; thence with the eastern boundary of same, North 7°29'33" East 156.19 feet to an existing iron pin located at the Southern boundary of the W. J. Smith Tract as described in deed recorded in deed Book 320, at Page 85, Henderson County Registry; thence with the Southern boundary of same, South 83°47'20" East 897.04 feet to an existing iron pin; thence with the eastern boundary of the aforeferenced Smith Tract, North 6°23'59" East 237.08 feet to an iron pin set located at the Southwestern boundary of the proposed Heritage Health Center Tract, thence with the Southern boundary of same South 53°31'03" East 161.87 feet to an existing iron pin located at the westernmost corner of the proposed Heritage Lodge Tract; thence with the Western boundary of same, South 40°11'41" East 253.30 feet to an iron pin set; thence with the Southern boundary of the proposed Heritage Lodge Tract, the following 7 courses and distances: North

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52°15'19" East 110.55 feet to a point; thence with a curve to the left in a northwesterly direction, said curve having a radius of 77.50 feet and an arc distance of 43.77 feet (chord = North 36°04'31" East 43.19 feet) to a point; thence continuing with said curve to the left in a northwesterly direction, said curve having a radius of 977.50 feet and an arc distance of 205.23 feet (chord = 13°52'50" East 204.85 feet) to a point; thence with a curve to the right in a northeasterly direction, said curve having a radius of 122.50 feet and an arc distance of 96.04 feet (chord = North 30°19'30" East 93.60 feet) to a point; thence North 52°47'04" East 48.46 feet to a point; thence with a curve to the left in a northwesterly direction, said curve having a radius of 77.50 feet and an arc distance of 45.44 feet (chord = North 35°59'10" East 44.80 feet) to a point; thence continuing with said curve to the left in a northeasterly direction, said curve having a radius of 977.50 feet and an arc distance of 69.00 feet (chord = North 17°09'57" East 68.99 feet) to an iron pin set; thence North 37°37'50" West 281.87 feet to the point and place of beginning, and being 22.01 acres, more or less, as shown on a survey prepared by Donald Jeffrey Austin, RLS, entitled ''Map of Survey made for the Nathanson Group, Heritage Hills", dated November 29, 1995, last revised January 30, 1996, and being Job Number 95-378 and recorded at Plat Slide 2098 of the Henderson County Registry.

And being all of that property described in deed recorded in deed Book 643, at Page 183, and portions of that property as described in deeds recorded in deed Book 644, at Page 367; deed Book 779, at Page 693; deed Book 680, at Page 287; deed Book 629, at Page 296; and deed Book 806, at Page 239, Henderson County Registry.

Parcel 2:

A Non-Exclusive Perpetual Easement over the land shown on the Map of Survey - Heritage Hills - Health Center prepared for the Nathanson Group by Laughter, Austin and Associates, P.A. dated November 29, 1995, last revised January 30, 1996 and recorded at Plat Slide 2097 of the Henderson County Registry and on the Map of Survey - Heritage Hills - Lodge prepared for the Nathanson Group by Laughter, Austin and Associates, P.A. dated November 29, 1995, last revised January 30, 1996 and recorded at plat slide 2100 of the Henderson County Registry (the "Surveys), for access to and for the use, repair and maintenance of any sewer lines located on the land shown on the surveys serving the land described as Parcel 1.

Parcel 3:

Beginning at an existing iron pin located at the Northeastern corner of that property described in deed recorded in deed Book 873, at Page 157, Henderson County Registry; said existing iron pin also being located at the Northwestern corner of the banks trust as described in deed recorded in deed Book 868, at Page 787, Henderson County Registry; said existing iron pin further being located in the Southern boundary of the Heritage Hills Retirement, Inc., Tract as described in deed recorded in deed Book 643, at Page 183, Henderson County Registry; thence from said beginning point and with the Western boundary of said Banks Tract, South 7°00'35'' West 702.50 feet to a point located within that 20 foot wide right of way as described in deed Book 474, at Page 485, Henderson County Registry; thence within said right of way, North 82°41'26'' West 347.54 feet to a point; thence North 16°40'25'' West 190.38 feet to a point located at the Southern margin of the right of way of Hyder Drive (private); thence with the Southern margin of same, South 63°40'41" West 69.00 feet to an existing iron pin; thence crossing the right of way of Hyder Drive and travelling North 4°59'50" East 30.87 feet to an existing iron pin located at the eastern boundary of the Guthrie Tract as described in deed recorded in deed Book 799, at Page 119, Henderson County Registry; thence with the eastern boundary of same, North 7°43'09" East 390.61 feet to an existing iron stake located at the Northeastern corner of the Forman Tract as described in deed recorded in deed Book 820, at Page 488, Henderson County Registry; thence North 7°25'42" East 145.76 feet to an existing iron stake located in the Southern boundary of the aforereferenced Heritage Hills Tract; thence with the Southern boundary of same, South 82°38'13" East 476.85 feet to the point and place of beginning, and being 7.38 acres, more or less, as shown on a survey prepared by Donald Jeffrey Austin, RLS, entitled, ''Map of Survey for the Nathanson Group", dated November 29, 1995 and being job no. 95-378.

And being all of that property as described in deed recorded in deed Book 873, at Page 157, Henderson County Registry.

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Parcel 4:

Together with and subject to a right of way for ingress and egress across an existing right of way known as Kyder Drive and Glenwood Avenue running from the Western boundary line of said property to mountain road as shown on a Plat of Mountain Crest Subdivision recorded in the Henderson County Registry.

Parcel 5:

Together with and subject to that Non-Exclusive Right of Way Agreement set forth in deed Book 474, at Page 485, of the Henderson County Registry.

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EXHIBIT “B”

BORROWER’S PRINCIPAL PLACES OF BUSINESS

AND CHIEF EXECUTIVE OFFICE

Emeri-Sky:	Emeritus at Skylyn Place Emeritus at Skylyn Health Care Center 1705 Skylyn Drive Spartanbrug, South Carolina 29307
Emerivill:	Emeritus at Countryside Village Emeritus at Countryside Health Care Center 706 Pelzer Highway Easley, South Carolina 29642
Emeripark:	Countryside Park: 125 Zion School Road Easley, South Carolina 29642
Heritage Hills:	Heritage Hills 3200 Heritage Circle Hendersonville, North Carolina 28791
Chief Executive Office:	3131 Elliott Avenue Seattle, Washington 98121

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EXHIBIT “C”

OWNERSHIP INTERESTS IN BORROWER

All Borrowers are 100% owned by Emeritus Corporation

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EXHIBIT “D”

QUARTERLY FINANCIAL STATEMENT AND CENSUS DATA

Facility Name:
Management Company:
Report Date:
		Quarter Ending (Date)	Quarter Ending (Date)	Quarter Ending (Date)	Quarter Ending (Date)	12 Mths. Ending (Date)
Census Data
Total Number of Beds (Units)
Number of Days in Period
Total Resident Days Available
Resident Utilization Days
Medicaid
Private
Medicare
Other Payor (Specify)
Total Utilization Days
Average Occupancy

Debt Service Coverage Analysis
(C)	Net Routine Patient (Resident) Revenue
Other Revenues
Total Revenues
Total Expenses
Pre-Tax Income

Add Back
Depreciation and Amortization
Interest on SYNOVUS loan (or Facility Lease Expense)
Extraordinary Items
(A)	Net Operating Income after Actual Management Fees

(B)	Principal and Interest payments due for the period

(A) (B)	Debt Service Coverage after Actual Mgmt. Fees

(A)	Net Operating Income after Actual Management Fees
+	Add Back
Actual Management Fees
-	Less
(C) * 5%	Assumed Management Fees (1)
(D)	Net Operating Income after Assumed Management Fees

(D) (B)	Debt Service Coverage after Assumed Mgmt. Fees

I certify the above to be true and correct. Dated this _____ day of _______________.

By:
Name:
Title:

(1) Percentage used as defined in definitions section of Loan Agreement.

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EXHIBIT “E”

COMPLIANCE CERTIFICATE

First Commercial Bank
800 Shades Creek Parkway
Birmingham, Alabama 35209

Re:
Loan Agreement dated September ___, 2011 (together with amendments, if any, the “Loan Agreement”), by and between First Commercial Bank, as Lender, and Emeripark SC LLC, Emerivill SC LLC, Emeri-Sky SC LLC, and Heritage Hills Retirement, Inc., as Borrowers

The undersigned officer of the above-named Borrowers, does hereby certify that for the quarterly financial period ending __________________:

1.           No Default or Event of Default has occurred or exists except _____________.

2.           The Debt Service Coverage Ratio after deduction of Actual Management Fees for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loans) through the end of such period is:

Required:	1.0 to 1.0
Actual:	___ to 1.0

The manner of calculation is attached in Exhibit “D” to the Loan Agreement.

3.           The Debt Service Coverage Ratio after deduction of Assumed Management Fees for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loans) through the end of such period is:

Required:	_____ to 1.0
Actual:	___ to 1.0

The manner of calculation is attached in Exhibit “D” to the Loan Agreement.

4.           The year to date average daily occupancy (on a twelve (12) calendar month rolling basis) for the Facilities is:

Required:	Not less than 80% for all IL/MC/AL Facility Units [per Facility]
Actual:	________

Required:	Not less than 75% SNF Beds
Actual:	________

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5.	[ANNUAL COMPLIANCE CERTIFICATE ONLY] The capital expenditures per bed/unit are:

Required:	$350 per bed/unit.
Actual:	$______ per bed/unit.

Evidence of such capital expenditures is attached hereto.

6.           The outstanding principal balance of all Indebtedness (other than the Loans) of Borrower is $___________, consisting of the following:

[Describe each debt and the balance thereof.]

7.           All representations and warranties made by Borrower in the Loans Agreement and in other Loan Documents are true and correct in all material respects as though given on the date hereof, except ________________________.

8.           All information provided herein is true and correct.

9.           Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.

Dated this ______ day of _____________________, _______.

By:
Name:
Title:

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EXHIBIT “F”

PERMITTED LIENS

NONE

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SCHEDULE 1

ADDITIONAL TERMS REGARDING ADVANCES OF LOAN B

Advances of Loan B shall be subject to the following additional terms and conditions:

1.           Advances Under the Budget.

As listed in the Budget: (a) the “Total Costs” are the maximum costs anticipated by Borrowers for each item specified; (b) the “Total Budget” is the maximum cost anticipated by Borrowers for the Construction of the Improvements and Borrowers’ satisfaction of the other requirements of Loan B; and (c) the “Loan Proceeds” are the maximum amount to be advanced under Loan B.  Lender will advance Loan B proceeds for that line item pursuant to the Budget.

2.           Additional Items Required for Each Advance.

Lender shall not be obligated to make an advance of Loan B proceeds until and unless the following additional items shall have been received and approved by Lender, as and to the extent required by Lender, prior to the date of the advance:

(a)           A notice of title continuation or an endorsement to the title insurance policy with respect to the Land theretofore delivered to Lender, showing that since the last preceding advance, there has been no change in the status of title and no other exception not theretofore approved by Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the advance then being made, if the policy does not by its terms provide automatically for such an increase.

(b)           Interim acknowledgments of payment and releases of liens from the General Contractor and all subcontractors required by the Construction Consultant who have furnished labor, materials and/or services in the development of the Land or the construction of the Improvements, covering work performed, materials supplied and services rendered through the date of the last preceding advance as required by Lender.

(c)           Soil compaction test reports, bearing capacity test reports and concrete test reports, as the same are requested by Lender or Lender's Construction Consultant.

(d)           Within 30 days after foundations have been laid, a foundation Survey and such other current Surveys as Lender may reasonably request, in each instance disclosing no violation, encroachment or other variance from applicable set-backs or other restrictions unless approved in writing by Lender.

(e)           Evidence, which shall be in the form of the Construction Consultant Report, that the Improvements have not been materially damaged by fire or other Casualty unless Lender shall have received Insurance Proceeds, or satisfactory assurance that it will receive such proceeds in a timely manner pursuant to Section 4.10, sufficient in the judgment of Lender to effect a satisfactory restoration and completion of the Improvements in accordance with the terms of the Security Instruments and this Agreement.

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(f)           Evidence that all work requiring inspection by any Governmental Authority having or claiming jurisdiction has been duly inspected and approved by such authority and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction.

(g)           Evidence, including the Construction Consultant Report, that all work completed at the time of the application for an advance has been performed in a good and workmanlike manner, that all materials and fixtures usually furnished and installed at that stage of construction have been so furnished and installed, that the Improvements can be completed in accordance with the Project Schedule, and that the balance of Loan B proceeds then held by Lender and available for advance pursuant to the terms of this Agreement, together with other funds which Lender determines to be available to Borrowers for such purpose, are and will be sufficient to pay the cost of such completion.

3.           Conditions Precedent to All Advances.

Lender shall not be obligated to make an advance of Loan proceeds unless the following additional conditions shall have been satisfied or waived in writing by Lender as of the date of each advance:

(a)           No lien for the performance of work or supplying of labor, materials or services shall have been filed against the Land and remain unsatisfied or unbonded.

(b)           No condition or situation shall exist at the Land which, in the reasonable determination of Lender, constitutes a danger to or impairment of the Property or presents a danger or hazard to the public.

(c)           The representations and warranties made in Article III shall be true and correct on and as of the date of the advance with the same effect as if made on such date.

(d)           All terms and conditions of the Loan Documents required to be met as of the date of the applicable advance shall have been met to the satisfaction of Lender.

(e)           No Default or Event of Default shall have occurred and be continuing.

4.           Advances for Hard Costs Hard Cost Contingency.

Lender shall make periodic advances for hard costs as construction progresses.  Each advance shall be equal to Borrowers’ total costs as reflected in the applicable draw request, net of retainage in the amount of  10%.  Lender shall not be obligated to make the final advance of Loan B for hard costs in the amount of 10% of all hard cost line items in the Budget (or such lesser amount than being retained by Lender) unless the following additional conditions shall have been satisfied, to the extent required by Lender:

(a)           The Construction Consultant shall have certified to Lender that construction has been completed in a good and workmanlike manner, in accordance with applicable requirements of all Governmental Authorities and substantially in accordance with the Plans and Specifications (provided, however, that Lender reserves the right to require that such

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draw requests be certified by the Borrowers’ Architect only in the event that the Construction Consultant advises that, based upon its inspection of the Project, it believes in good faith that there has been a material deviation from the Plans and Specifications or the Cost Budget in the construction of the Project);

(b)           To the extent required by applicable Governmental Authorities for the use and occupancy of the Improvements, certificates of occupancy and other applicable permits and releases shall have been issued with respect to the Improvements and copies thereof have been furnished to Lender;

(c)           Lender shall have received a satisfactory as-built Survey showing the location of the Improvements;

(d)           Lender shall have received a satisfactory final affidavit from the General Contractor and full and complete releases of lien from the General Contractor and each subcontractor of and supplier to the General Contractor with respect to work performed and/on materials supplied in the construction of the Improvements;

(e)           Lender shall have received a satisfactory set of as-built plans and specifications for the Improvements;

(f)           A valid notice of completion shall have been recorded;

(g)           Lender shall have received a satisfactory date down endorsement to its title insurance policy; and

(h)           All other terms and conditions of this Agreement and the other Loan Documents required to be met as of the date of the final advance of Loan B for hard costs shall have been met to the satisfaction of Lender.

Lender may advance those portions of Loan B shown on the Budget as “Hard Cost Contingency” (if any) on a pro rata basis over the construction period according to the following percentages of the Improvements which have been completed (only if shown as expended with all supporting documentation and information and as shown in the report of the Construction Consultant submitted in connection with such advance) at the time of any advance of such Hard Cost Contingency portion: (i) no more than twenty-five percent (25%) may be advanced until the Improvements are twenty-five percent (25%) complete, (ii) no more than fifty percent (50%) may be advanced until the Improvements are fifty percent (50%) complete, (iii) no more than seventy-five percent (75%) may be advanced until the Improvements are seventy-five percent (75%) complete, and (iv) no more than one hundred percent (100%) may be advanced until the Improvements are fully complete.

Notwithstanding the foregoing, Borrowers shall not be required to withhold Retainage for: (i) the General Conditions, Construction Management and Construction Overhead fees due the General Contractor for construction of the Improvements; and (ii) raw materials purchased by the General Contractor and incorporated into the Improvements or materials stored on the Property, provided that Lender at all times maintains a first-in-priority perfected security interest in such stored materials. Advances of Loan B will be made to enable Borrowers and the

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General Contractor to release the Retainage due any subcontractor thirty (30) days after such subcontractor has completed its work substantially in accordance with the applicable portion of the Plans and Specifications, prior to final completion of the Improvements, on the conditions that (x) Lender shall receive final lien waivers and releases from such subcontractors in form and substance satisfactory to Lender; (y) Lender shall receive a statement from Lender's Construction Consultant stating that such subcontractor's work has been fully completed in substantial accordance with the applicable Plans and Specifications.

5.	Advances for Soft Costs.

Lender shall make periodic advances for soft costs, each in the amount requested in the applicable draw request, without retainage. Borrowers shall be required to submit to Lender, an Accounts Payable List for any advances for soft costs.

6.	Advances for Interest.

Lender shall make periodic advances to pay interest on Loan B as and when it becomes due.  Borrowers hereby irrevocably authorize Lender to make any interest payment on Borrowers’ behalf by debiting the interest reserve in the amount of the payment and applying the debited amount to accrued and unpaid interest on Loan B.

7.	Advances for Contractor Fees.

Advances will be made for the Contractor’s fee as follows:  Ninety percent (90%) of the Contractor's fee will be funded on a percentage of completion basis during construction, and the remaining ten percent (10%) will be funded thirty (30) days after subcontractors complete their designated assignments on the Improvements.

8.	Account for Funding Advances.

Subject to Lender’s right to advance Loan proceeds as provided in this Agreement, Lender may make advances into Borrowers’ checking account No. __________________ maintained with Lender.  Borrowers hereby irrevocably authorizes Lender to deposit any advance to the credit of Borrowers in that account, by wire transfer or other deposit.  Borrowers further irrevocably authorizes Lender to pay and reimburse itself for any Expenses incurred by Lender by debit to such account.  This account shall be used solely for the payment of costs and other purposes associated with the Construction of the Renovation Improvements, the Property and/or Loan B, and shall not be used for any other purpose.

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SCHEDULE 2

Form of Draw Request

TO BE PROVIDED

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